UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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Albertsons Companies, Inc.
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Albertsons Companies

NOTICE OF

Annual Meeting

OF STOCKHOLDERS
AND PROXY STATEMENT

VIRTUAL MEETING

August 8, 2024
3:00 P.M. MDT

June 21, 2024

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Albertsons Companies, Inc. at 3:00 p.m. Mountain Daylight Time on Thursday, August 8, 2024.

We continue to work diligently toward the closing of our proposed merger with Kroger. Through a family of well-known and trusted supermarket banners, this combination will expand customer reach and improve proximity to deliver fresh and affordable groceries to approximately 85 million households with a premier omnichannel experience. Merging with Kroger will also enable us to lower prices for customers, enhance the customer shopping experience, provide new career opportunities for our associates, protect union jobs, increase associate wages, and build on our shared commitment to supporting local communities.

While efforts on the merger were still underway in fiscal 2023, we remained laser-focused on our performance and execution as a stand-alone public company, and made significant progress against our strategic priorities. We continued to deliver on our Customers for Life strategy—investing approximately $2.0 billion in our stores and technology, while advancing our productivity initiatives to increase efficiency and drive cost savings. We also continued to live and fulfill our purpose of bringing people together around the joys of food and inspiring wellbeing.

I am incredibly proud of the way our team continued to serve customers and communities while driving solid operating and financial performance. Our results for fiscal 2023 speak to the significant progress we have made amidst industry-wide headwinds. Identical sales increased 3%, total sales were $79.2 billion, and net income was $1.3 billion, or $2.23 per share. Adjusted net income was $1.7 billion, or $2.88 per share, and Adjusted EBITDA was $4.3 billion. We also returned $276 million to our stockholders this fiscal year through common stock dividends.

To ensure we develop new and innovative ways to grow the business and serve our customers and communities in the future, we remained focused on our five strategic priorities during fiscal 2023.

Deepening our Digital Connection and Engagement with our Customers – This has been a critical priority for us for several years now and I am pleased to say we continued to make great strides across a variety of important digital initiatives. We increased loyalty membership by 16% to nearly 40 million customers and grew our digital sales by 22%. At the same time, we continued to strengthen and develop our capabilities in both Drive Up and Go and delivery, to provide our customers with speed and convenience—including 30-minute flash delivery service. We also launched Sincerely Health, a digital health and wellness platform that has deepened and extended the engagement we have with our customers.

Differentiating our Store Experience – We continued to enhance merchandising in our stores with displays designed to make it more convenient for our customers to assemble meals, and have added grab-and-go sections to allow customers to quickly select items from displays at the front of the store. We are also scaling the use of “in-store mode” within our mobile app, which provides a navigational tool to guide a customer’s journey through our store, assisting with the product location, quick access to deals, and other features. We are also enhancing the technology in our stores to automate and simplify tasks, enabling our associates to spend more time on high-touch and valued-added interactions with our customers.

Albertsons Companies	1	2024 Proxy Statement

Enhancing What We Offer – To enhance our value proposition for customers, we continued to refine and add to our Own Brands product portfolio, including the launch of new mix-and-match frozen meal solutions that provide high quality, convenient dinners for busy families. We also redesigned packaging on over 4,500 items during the year, including Signature Select, O Organics, and Open Nature, with refreshed modern logos and bold package design to build greater brand recognition. We elevated our distinctiveness in Fresh, tailoring our selection based on local demographics and preferences, enhanced our capabilities in pricing and assortment, and scaled our Ready Meals program to nearly 1,400 stores, now in more than 60% of our stores. In addition, we held our fourth Annual Supplier Diversity Program Summit to provide diverse-owned suppliers the opportunity to expand their business with Albertsons Companies.

Modernizing our Capabilities – We improved our supply chain through automation and continued the rollout of a new enterprise warehouse management system. We have also further developed the Albertsons Media Collective, an easy-to-use, transparent, and modern media collective platform that has dramatically improved our capabilities in client advocacy, innovation, and measurement. We also launched a new meal planning tool that provides shoppable meal plans and recipes on our grocery apps and websites, which includes a budget tracker and cooking guide complete with a built-in timer. This tool was voted the People’s Voice winner for best shopping and retail app in the 28th annual Webby Awards for its seamless omnichannel shopping experience.

Maximizing our Positive Impact – We are committed to supporting causes that impact our customers’ lives and strengthen the communities we serve. In an effort to reduce food insecurity, we enabled more than 220 million meals through our store food donation program and the Nourishing Neighbors Program of the Albertsons Companies Foundation during fiscal 2023. From fiscal 2019 through 2023, we have enabled 1.15 billion meals. In addition, our O Organics brand launched its “Fight Hunger, Serve Hope” campaign to combat hunger for school-aged children during the summer months, and the Nourishing Neighbors Program donated more than $1 million to support meals for families affected by the wildfires in Maui, Hawaii.

Finally, I want to recognize the approximately 285,000 associates who have made our success possible through their commitment to meeting the needs of our customers and communities. Your dedication to serving our customers and communities is what makes our performance possible.

On behalf of our board of directors, thank you for your continued support and investment in Albertsons Companies.

Sincerely,

Vivek Sankaran
Chief Executive Officer and Director

Albertsons Companies	2	2024 Proxy Statement

Notice of Annual Meeting of Stockholders

June 21, 2024

Dear Stockholders:

Notice is hereby given that the 2024 annual meeting (“Annual Meeting”) of the Company will be held virtually on August 8, 2024, at 3:00 p.m. Mountain Daylight Time, for the following purposes:

Proposals		Board Vote Recommendation
1.	To elect 11 directors to serve on our Board for a term of one year.	“FOR” each director nominee
2.	To ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 22, 2025.	“FOR”
3.	To conduct the annual (non-binding) advisory vote to approve our named executive officer compensation.	“FOR”
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record of our Class A common stock, par value $0.01 per share (“Common Stock”) as of the close of business on June 11, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. We are making available to our stockholders the proxy statement, the form of proxy and the notice of internet availability of our proxy materials on or about June 21, 2024.

Our Annual Meeting will be held in a virtual-only meeting format to facilitate stockholder attendance and participation from any location at minimal or no cost. Stockholders will be afforded the same rights and opportunities to participate in a virtual-only annual meeting as they would at an in-person meeting, including the right to vote and ask questions through a virtual meeting platform.

See “Questions and Answers About the Annual Meeting and Voting” for information regarding how to attend the Annual Meeting and other details.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 8, 2024. THE PROXY STATEMENT AND THE 2023 FORM 10-K ARE AVAILABLE AT

http://materials.proxyvote.com/

YOUR VOTE IS
IMPORTANT TO US.
Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting. You can vote your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form.

By Order of the Board of Directors,

Vivek Sankaran
Chief Executive Officer, Director

Albertsons Companies	3	2024 Proxy Statement

Table of Contents

1	Letter from CEO
3	Notice of Annual Meeting of Stockholders
5	Proxy Statement Summary
14	General Information
15	PROPOSAL 1: Election of Directors
15	Board Composition
15	Annual Meeting Slate
27	Corporate Governance
27	Director Qualifications, Expertise and Attributes
28	Board Leadership
29	Board Independence
29	Board’s Commitment to Diversity
30	Role of Board in Risk Oversight
30	Board Meetings
31	Corporate Governance Policies and Charters
31	Code of Business Conduct and Ethics
31	Board Committees
36	Compensation Committee Interlocks and Insider Participation
36	Director Compensation
38	Communications with the Board
39	Environmental, Social and Governance Disclosure
41	Certain Relationships and Related Party Transactions
41	Related Party Transactions
42	PROPOSAL 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

43	PROPOSAL 3: Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

44	Compensation Discussion and Analysis
45	2023 Say-on-Pay Result
46	Fiscal 2023 Financial and Operational Highlights
47	Our Executive Compensation Philosophy
47	Pay Mix Emphasises Performance
48	Executive Compensation Best Practices
49	Overview of Fiscal 2023 Executive Compensation
49	Design of Our Executive Compensation Program
58	The Process of Setting Executive Compensation
59	Compensation Risk Assessment
60	Compensation Committee Report
61	Summary Compensation Table
63	Grants of Plan Based Awards
64	Outstanding Equity Awards at Fiscal Year End
65	Option Exercises and Stock Vested
65	Nonqualified Deferred Compensation
66	Discussion of the Terms of the Employment Agreements with Our NEOs
70	CEO Pay Ratio
71	Pay Versus Performance Disclosure
74	Most Important Financial Performance Measures
75	Security Ownership of Certain Beneficial Owners and Management
76	Equity Compensation Plan Information
77	Questions and Answers About the Annual Meeting and Voting
82	Stockholder Proposals and Director Nominations for the 2025 Annual Meeting of Stockholders
83	Other Matters
83	Availability of Report on Form 10-K
83	Incorporation by Reference
83	Delivery of Documents to Stockholders Sharing an Address
84	Transfer Agent Information
84	Forward-Looking Statements

Albertsons Companies	4	2024 Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement and in our annual report on Form 10-K for the year ended February 24, 2024 (the “2023 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2024, for Albertsons Companies, Inc. (the “Company”, “Albertsons”, “we”, “ACI”, “our” or “us”). You should read this proxy statement and the 2023 Form 10-K before voting.

Annual Meeting of Stockholders

DATE AND TIME August 8, 2024 3:00 p.m., Mountain Daylight Time	PLACE: www.virtualshareholdermeeting.com/ACI2024	RECORD DATE: June 11, 2024

We are holding the Annual Meeting in a virtual-only format. You will not be able to attend the Annual Meeting in person.

How to Vote

BY INTERNET	● Go to the website http://www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week. ● You will need the 16-digit number included on your proxy card.

BY TELEPHONE	● From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week. ● You will need the 16-digit number included on your proxy card.

BY MAIL	● Mark your selections on the proxy card. ● Date and sign your name exactly as it appears on your proxy card. ● Mail the proxy card in the enclosed postage-paid envelope provided to you.

See “Questions and Answers About the Annual Meeting and Voting” for information regarding attending the Annual Meeting.

Albertsons Companies	5	2024 Proxy Statement

Annual Meeting Agenda and Voting Roadmap

PROPOSAL 1:

Election of 11 Director Nominees

At our Annual Meeting, stockholders will elect 11 directors. The nominees were recommended for nomination by our Governance, Compliance and ESG Committee (the “Governance Committee”) and our board of directors (the “Board”) approved the nominees for re-election. If elected, the directors will hold office until our 2025 annual meeting and serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

Our Board recommends a vote “FOR” each director nominee.

PROPOSAL 2:

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit and Risk Committee (the “Audit Committee”) has appointed Deloitte and Touche LLP (“Deloitte and Touche”) to serve as our independent registered public accounting firm for the fiscal year ending February 22, 2025.

Our Board recommends a vote “FOR” this proposal.

PROPOSAL 3:

Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers (the “NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”), the compensation tables, narrative discussion, and related footnotes included in this proxy statement.

Our Board recommends a vote “FOR” this proposal.

In addition, we will conduct any other business that may properly come before the Annual Meeting. See “Questions and Answers About the Annual Meeting and Voting” for more information.

Albertsons Companies	6	2024 Proxy Statement

Our Director Nominees

The following table provides summary information about each director nominee.

See Proposal 1 beginning on page 15 for more information on our Board and corporate governance.

Name and Principal Occupation	Age	Director Since	Committee Membership					Relevant Skills &Experiences
			CC	AC	GC	TC	FC
Sharon Allen+ Former U.S. Chairman of Deloitte LLP	72	2015						Public Company Leadership; Corporate Governance; Financial Expert; Risk Management; Strategy
James Donald*+ Former CEO and President of ACI	70	2019						Public Company Leadership; Financial Literacy; Risk Management; Food and Retail; Operations; Strategy; Real Estate
Kim Fennebresque+ Former Senior Advisor to Cowen Group Inc.	74	2015						Public Company Leadership; Financial Expert; Risk Management; Operations; Strategy
Chan Galbato* CEO of Cerberus Operations and Advisory Company, LLC	61	2021						Public Company Leadership; Financial Literacy; Risk Management; Operations; Strategy
Allen Gibson+ Chief Investment Officer of Centaurus Capital LP	58	2018						Financial Literacy; Risk Management; Corporate Governance; Strategy; Cybersecurity and Technology
Lisa Gray Vice Chair and Senior Legal Officer of Cerberus Operations & Advisory Company, LLC	68	2023						Strategy; Financial Literacy; Mergers and Acquisitions and Financial Transactions; Corporate Governance; Compliance; Communications; Human Resources
Sarah Mensah+ President of Jordan Brand at Nike Inc.	59	2023						Public Company Leadership; Operations; Retail; Strategy; Risk Management; Marketing; Financial Literacy
Vivek Sankaran CEO of ACI	61	2019						Public Company Leadership; Financial Literacy; Risk Management; Food and Retail; Operations; Strategy
Alan Schumacher+ Former Member of the Federal Accounting Standards Advisory Board	77	2015						Public Company Leadership; Financial Expert; Corporate Governance; Strategy; Risk Management
Brian Kevin Turner+ Chairman of Zayo Group and former COO of Microsoft Corporation	59	2020						Public Company Leadership; Financial Literacy; Risk Management; Food and Retail; Operations; Strategy; Cybersecurity (including Artificial Intelligence) and Technology
Mary Elizabeth West+ Former Senior Vice President and Chief Growth Officer, The Hershey Company	61	2020						Public Company Leadership; Financial Literacy; Risk Management; Food and Retail; Corporate Governance; Operations; Marketing; Strategy; Mergers and Acquisitions

AC - Audit Committee	FC - Finance Committee	Chair
CC - Compensation Committee	GC - Governance Committee	Member
* Co-Chair of the Board	TC - Technology Committee
+ Independent Director

Albertsons Companies	7	2024 Proxy Statement

Board Snapshot

In 2023, the Board appointed two new members - Ms. Lisa Gray and Ms. Sarah Mensah. With the appointment of Mmes. Gray and Mensah, the majority of the Board members continued to be independent, and each of our standing committees is fully independent.

The following summarizes certain aspects of the Board’s current composition:

Below are some of the relevant skills and experiences of our directors.

Relevant Skills & Experiences

Mergers and Acquisitions and Financial Transactions	Financial Literacy/Expertise	Risk Management
2 directors	11 directors	10 directors

Public Company Leadership/ Other Public Company Board Service	Food and Retail Industry	Strategic Planning
9 directors	5 directors	11 directors

Information Technology and Cybersecurity	Operations and Marketing	Real Estate
2 directors	7 directors	1 director

Corporate Governance
5 directors

Albertsons Companies	8	2024 Proxy Statement

Board Governance Highlights

Our adoption and prioritization of leading governance principles have helped us manage risk and sustain business success over the long term. Our core corporate governance practices are listed in the following table.

Majority of Board independent	All standing committees are fully independent	Separate CEO and Chair roles	Co-Chair roles promote better Board oversight and governance
Our largest stockholder has representation on our Board and has director nomination rights	Board committees with focus on risk management, ESG and cybersecurity	Annual Board and committee evaluations	Regularly scheduled executive sessions during Board and committee meetings
Directors subject to stock ownership guidelines to align with long-term stockholder interests	No term limits or mandatory retirement age allowing directors to develop insight into the Company and its operations	Limitation on other board service	Directors regularly attend all Board and committee meetings
Unclassified Board and annual election of all directors	Our bylaws require a “majority voting” standard in uncontested director elections	Our only class of voting stock is our Common Stock	Commitment to Board refreshment

Albertsons Companies	9	2024 Proxy Statement

Fiscal 2023 Business Overview

Fiscal 2023 Business Overview

Locally great. Nationally strong.

Albertsons Companies is a leading food and drug retailer in the United States, with both a strong local presence and national scale. Albertsons Companies is committed to bringing people together around the joys of food and inspiring well-being, and making a meaningful difference, neighborhood by neighborhood. In 2023, along with the Albertsons Companies Foundation, the Company contributed more than $350 million in food and financial support, including more than $35 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat. These efforts have helped millions of people in the areas of hunger relief, education, cancer research and treatment, social justice and programs for people with disabilities and veterans' outreach.

2,269 retail stores

$79.2 billion in sales (FY 23)

35+ million customers per week

One of the largest retail employers, providing approximately **285,000 jobs**

Home delivery in **12 of top 15 U.S. markets**

20+ well-known banners

402 fuel stations

1,725 in-store pharmacies

22 distribution centers

19 manufacturing facilities

~40 million loyalty members

Four exclusive **billion-dollar** brands

Signature SELECT · Lucerne · O organics · Signature CAFE

Recipe for Change – Albertsons Companies

Nourishing Neighbors and stores enabled **220+ million meals** (FY 23)

Albertsons Companies

With our Foundation in 2023 we donated more than **$350 million** in food & financial support (FY 23)

We operate in **34 states** and the District of Columbia

Leadership

Vivek Sankaran	Chief Executive Officer
Sharon McCollam	President & Chief Financial Officer
Anuj Dhanda	EVP, Chief Technology & Transformation Officer
Omer Gajial	EVP, Chief Merchandising & Digital Officer
Susan Morris	EVP, Chief Operations Officer
Tom Moriarty	EVP, General Counsel & Chief Policy Officer
Evan Rainwater	EVP, Supply Chain, Manufacturing & Strategic Sourcing
Jennifer Saenz	EVP, Pharmacy & eCommerce
Mike Theilmann	EVP, Chief Human Resources Officer

albertsonscompanies.com
(208) 395-6200

Company Banners

Safeway · Albertsons · Vons · Jewel-Osco · Acme · Shaw's · Tom Thumb · United Supermarkets · United Express · Randalls · Albertsons Market · Pavilions · Star Market · Kings · Market Street · Haggen Northwest Fresh · Carrs · Andronico's Community Markets · Balducci's · Amigos · Lucky · Albertsons Market Street

Albertsons Companies	10	2024 Proxy Statement

We have also consistently achieved higher total returns as compared to the S&P 500 Index and the S&P 500 Retail Composite Index for the period from June 26, 2020 (the date our Common Stock commenced trading on the NYSE) through the end of our 2023 fiscal year (February 24, 2024).

Comparison of Cumulative Total Return (Since Listing)

Albertsons Companies	11	2024 Proxy Statement

Executive Compensation Advisory Vote

The Compensation Committee structures our executive compensation program to attract, motivate, reward, and retain high caliber talent to lead our Company’s efforts to increase our competitive advantage and deliver results. This includes building a solid foundation for long-term growth while consistently achieving strong near-term results.

As part of the process for setting executive compensation, the Compensation Committee annually reviews our compensation program and considers stockholder feedback. We value the input and insights of our stockholders and are committed to continued engagement with them. Based on feedback received from stockholders with respect to our say-on-pay proposal for the 2023 annual meeting, beginning fiscal 2024, the Compensation Committee changed the grant date of the annual long-term incentive awards from the first day of the fiscal year to two days after the release of the Company’s earnings for the fourth quarter and full year of the prior fiscal year. The annual award grant date for fiscal 2024 was April 24, 2024.

The Compensation Committee made no other modifications to the design of our executive compensation program and determined it strongly aligns with the interests of our stockholders by directly linking pay to Company and individual performance and delivery on key strategic goals.

At the 2023 annual meeting, our stockholders overwhelmingly approved our executive compensation program with 97.6% of the votes cast in favor.

How We Pay for Performance

We executed on our pay for performance philosophy in fiscal 2023 by:

●  Providing competitive, market-driven base salaries to our NEOs with no increase from fiscal 2022

●  Allocating a high percentage of annual target compensation for our NEOs as variable

►   For Mr. Sankaran, 90% of target compensation was variable of which 55% was performance-based

►   For our other NEOs, 85% of target compensation was variable of which 50% was performance-based

● Increasing Mr. Sankaran’s target cash bonus to 200% of base salary from 175% of base salary, tying a greater portion of his compensation to variable incentives

● Setting quantifiable annual financial and operational targets to determine the cash bonus payout with a cap of 200% of target to promote performance and responsible risk practices

●  Modifying the final annual cash bonus payout to our NEOs based on achievement against quantifiable key strategic goals in the Senior Leader Scorecard

● Tying earnings per share (“EPS”) goals and return on invested capital (“ROIC”) modifiers to our performance-based restricted stock units (“PBRSUs”) to drive Company performance

Albertsons Companies	12	2024 Proxy Statement

Sound Program Design

Our Compensation Committee has adopted “best practices” for executive compensation which enables us to drive our pay-for-performance philosophy. Some of the highlights of our program design are as follows:

What We Do	What We Don't Do

✔      Provide competitive, market-driven base salary

✔      Balance mix of pay components with an appropriate focus on both short- and long-term performance measures

✔      Utilize quantitative targets tied to Company financial and operating performance and strategic goals

✔      Cap the amount of annual cash bonus

✔      Maintain robust stock ownership guidelines

✔      Include fault and no-fault based recoupment or “clawback” policies in our compensation program

✔      Provide double-triggers for change in control provisions in employment agreements

✔      Restrict short sales and other speculative trading on our Common Stock

✔      Retain independent compensation consultant that performs no other services for the Company

    Provide automatic salary increases

    Provide high levels of fixed compensation

    Use metrics unrelated to our operational goals

    Reward imprudent risk-taking

    Guarantee bonuses

    Provide executive-only retirement programs

    Pay above market returns on any deferred compensation plan

    Pay excessive perquisites

    Provide tax gross ups

See Proposal 3 beginning on page 43 for more information on our executive compensation.

Albertsons Companies	13	2024 Proxy Statement

General Information

Solicitation of Proxies

Our Board is soliciting proxies in connection with the Annual Meeting (and any adjournment thereof) to be held virtually on August 8, 2024, at 3:00 p.m. Mountain Daylight Time. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is June 21, 2024.

Shares Outstanding and Voting Rights

As of the Record Date, 579,090,041 shares of Common Stock of the Company were outstanding. Holders of Common Stock are entitled to one vote for each share so held. Only holders of Common Stock as of the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Albertsons Companies	14	2024 Proxy Statement

PROPOSAL 1: Election of Directors
Our Board recommends that stockholders vote “FOR” each nominee

Board Composition

Our Board is currently comprised of 11 members. All Board members are elected to serve a one-year term. The majority of the members on our Board are independent and our three standing committees are fully independent.

We are bound by certain contractual provisions under the stockholders’ agreement, dated June 25, 2020 (the “Stockholders’ Agreement”) regarding Board membership. Pursuant to the Stockholders’ Agreement, Cerberus Capital Management, L.P. (“Cerberus”), our largest stockholder, has the right to designate up to four directors for election to our Board. As of February 24, 2024, other than Cerberus, no other party to the Stockholders’ Agreement has any right to nominate a director or observer to the Board.

Cerberus’ designation rights are tied to their Common Stock ownership which provides as follows:

Common Share Beneficial Ownership Percentage (Outstanding Shares)	Number of Director or Observer Designation Rights
at least 20%	4 directors
at least 10%	2 directors
at least 5%	1 director and 1 observer

Annual Meeting Slate

At our Annual Meeting, stockholders will elect 11 directors to hold office until our 2025 annual meeting of stockholders, and to serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Any vacancies on the Board will be filled by a majority of the directors currently serving on the Board. A director appointed to fill a vacancy, or a newly created directorship, shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified.

Our Board has nominated the following directors for election based on the recommendation of the Governance Committee. At this time, we have no reason to believe that any nominee will be unable or unwilling to serve if elected. However, should any of them become unavailable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board names one. The following biographical information is furnished as to each nominee for election as a director as of the Record Date.

Albertsons Companies	15	2024 Proxy Statement

Sharon Allen Former U.S. Chairman of Deloitte LLP Age: 72 Director Since: 2015
Committees: Governance Committee (Chair); Audit Committee
Nominee: Board
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Ms. Allen served in various leadership roles at Deloitte LLP (“Deloitte”) for nearly 40 years including serving as U.S. Chairman of Deloitte from 2003 until her retirement from that position in May 2011.

●	She served as a member of the Global Board of Directors, Chair of the Global Risk Committee and U.S. Representative of the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011.

●	Among her other leadership roles at Deloitte, Ms. Allen was partner and regional managing partner responsible for audit and consulting services for various Fortune 500 and large privately held companies.

●	Ms. Allen is a Certified Public Accountant (Retired).

OTHER BOARD ENGAGEMENT

●	Ms. Allen has served on the board of Bank of America Corporation, a multinational investment bank and financial services holding company, since 2012.

●	Ms. Allen served on the board of First Solar, Inc., a manufacturer of solar panels and a provider of utility-scale PV power plants and supporting services, from 2013 to 2022.

SKILLS AND QUALIFICATIONS

Ms. Allen’s extensive accounting and audit experience broadens the scope of our Board’s oversight of our financial performance and reporting. Additionally, her leadership and corporate governance experience with large public companies is valuable to our Board’s governance and compliance, strategic planning, and risk management insight.

Albertsons Companies	16	2024 Proxy Statement

James Donald Former CEO and President of ACI Age: 70 Director Since: 2019 Co-Chairman of the Board
Committees: Finance Committee (Co-Chair)
Nominee: Board
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Mr. Donald served as our President and CEO from September 2018 to April 2019 and, prior to that, served as our President and Chief Operating Officer (“COO”) from March 2018 to September 2018.

●	Before joining the Company, Mr. Donald served as CEO and Director of Extended Stay America, Inc., a large North American owner and operator of hotels, and its subsidiary, ESH Hospitality, Inc. (together with Extended Stay America, Inc., “ESH”).

●	Prior to joining ESH, Mr. Donald served as President, CEO and Director of Starbucks Corporation, a multinational chain of coffeehouses and roastery reserves, President and CEO of regional food and drug retailer, Haggen Food & Pharmacy, Chairman, President and CEO of regional food and drug retailer Pathmark Stores, Inc., and in a variety of other senior and executive roles at Wal-Mart Stores, Inc., Safeway Inc. and Albertson’s, Inc.

●	Mr. Donald began his grocery and retail career in 1971 with Publix Super Markets, Inc.

OTHER BOARD ENGAGEMENT

●	Mr. Donald has served on the board of Nordstrom, Inc. (“Nordstrom”), a leading fashion retailer since April 2020.

SKILLS AND QUALIFICATIONS

Mr. Donald’s depth of experience in the retail industry, his expertise across real estate and operations, his decades of leadership roles at consumer-focused companies and his intimate familiarity with the Company makes him a valuable member of our Board.

Albertsons Companies	17	2024 Proxy Statement

Kim Fennebresque Former Senior Advisor to Cowen Group Inc. Age: 74 Director Since: 2015
Committees: Compensation Committee (Chair); Audit Committee
Nominee: Board
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Mr. Fennebresque served as a senior advisor to Cowen Group Inc., a diversified financial services firm, from 2008 to 2020, previously having served as its Chairman, President, and CEO from 1999 to 2008.

●	Prior to the Cowen Group, he led the corporate finance and mergers and acquisitions departments at UBS, a global firm providing financial services, and served as general partner and co-head of investment banking at Lazard Frères & Co., a leading financial advisory and asset management firm.

●	From 2010 to 2012, Mr. Fennebresque served as chairman of Dahlman Rose & Co., LLC, an investment bank.

●	Mr. Fennebresque also held various positions at First Boston Corporation, an investment bank acquired by Credit Suisse.

OTHER BOARD ENGAGEMENT

●	Mr. Fennebresque has served on the boards of Ally Financial Inc., a financial services company, since May 2009, and BlueLinx Holdings Inc. (“BlueLinx”), a distributor of building products, since May 2013, including as its chairperson since 2016.

●	Mr. Fennebresque served on the boards of Ribbon Communications Inc., a provider of network communications solutions, from October 2017 to February 2020, Delta Tucker Holdings, Inc. (the parent of DynCorp International), a provider of defense and technical services and government outsourced solutions, from May 2015 to July 2017, and Rotor Acquisition Corp., a special purpose acquisition company, from November 2020 to June 2021.

SKILLS AND QUALIFICATIONS

Mr. Fennebresque’s leadership experience in the financial services industry, and his role as a director of several public companies brings risk management expertise and a diverse viewpoint to the deliberations of our Board.

Albertsons Companies	18	2024 Proxy Statement

Chan Galbato CEO of Cerberus Operations and Advisory Company, LLC Age: 61 Director Since: 2021 Co-Chairman of the Board
Committees: Finance Committee (Co-Chair)
Nominee: Cerberus
Independent: No

PROFESSIONAL HIGHLIGHTS

●	Mr. Galbato is the CEO of Cerberus Operations and Advisory Company (“COAC”), the operations platform of Cerberus where he oversees the platform’s operating executives and functional experts to integrate operating expertise within Cerberus’ portfolio companies and investment strategies.

●	Prior to joining Cerberus in 2009, Mr. Galbato served as President and CEO of the Controls Division of Invensys plc, a multinational engineering and information technology company headquartered in London, United Kingdom, and President of Professional Distribution and Services at The Home Depot, the largest home improvement retailer in the United States.

●	Mr. Galbato served as President and CEO of Armstrong Floor Products and prior to that, was the CEO of Choice Parts.

●	He spent 14 years with General Electric, serving in several operating and finance leadership positions within their various industrial divisions as well as President and CEO of Coregis, a GE Capital company.

OTHER BOARD ENGAGEMENT

●	Mr. Galbato served on the board of Blue Bird Corporation (“Blue Bird”), the leading independent designer and manufacturer of school buses from February 2015 to April 2023.

●	Mr. Galbato served on the boards of KORE Group Holdings, Inc., a pioneer in delivering IoT solutions and services, from September 2021 to February 2022, and AutoWeb, Inc., an automotive media and marketing services company, from January 2019 to May 2022.

SKILLS AND QUALIFICATIONS

Mr. Galbato’s proven track record as a leader in multiple operational and strategic roles at various public and private companies qualify him to serve as the Co-Chair of the Board. In particular, he provides our Board valuable insights on the Company’s strategy and operations.

Albertsons Companies	19	2024 Proxy Statement

Allen Gibson Chief Investment Officer of Centaurus Capital LP Age: 58 Director Since: 2018
Committees: Governance Committee; Technology Committee (Co-Chair); Finance Committee
Nominee: Cerberus
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Since April 2011, Mr. Gibson has served as the Chief Investment Officer of Centaurus Capital LP (“Centaurus”), a private investment partnership with interests in oil and gas, private equity, structured finance, and the debt capital markets.

●	He has also served as the Investment Manager for the Laura and John Arnold Foundation since 2011.

●	Prior to Centaurus, Mr. Gibson served as Senior Vice President in institutional asset management at Royal Bank of Canada from February 2008 to April 2011.

OTHER BOARD ENGAGEMENT

●	Mr. Gibson serves on private company boards.

SKILLS AND QUALIFICATIONS

Mr. Gibson’s knowledge of capital markets enhances the ability of our Board to make prudent financial judgments and provides our Board insight into and understanding of our financial performance and plan.

Albertsons Companies	20	2024 Proxy Statement

Lisa Gray Vice Chair and Senior Legal Officer of Cerberus Operations & Advisory Company, LLC Age: 68 Director Since: 2023
Committees: Technology Committee; Finance Committee
Nominee: Cerberus
Independent: No

PROFESSIONAL HIGHLIGHTS

●	Ms. Gray serves as the Vice Chair and Senior Legal Officer for Cerberus Operations & Advisory Company, LLC (“Cerberus”), a global leader in alternative investing with a dedicated platform focused on supply chain integrity. She is also a member of Cerberus Capital Management’s office of general counsel and served as Cerberus’ general counsel from 2004 to 2015.

●	Prior to Cerberus, Ms. Gray was the COO and general counsel of WAM!NET Inc., a Cerberus portfolio company.

●	Ms. Gray previously served on the Board of Albertsons LLC and various of its subsidiary companies prior to the Company’s initial public offering (“IPO”) in 2020.

OTHER BOARD ENGAGEMENT

●	Ms. Gray serves on the board of directors of various Cerberus portfolio companies.

SKILLS AND QUALIFICATIONS

Ms. Gray’s previous experience with the Company pre-IPO and deep experience in a broad range of transactions including complex mergers and acquisitions, financings and debt restructurings, and regulatory and legislative advocacy, human resources, corporate communications, and governance, allows her to provide key oversight on risk management, strategy and operations.

Albertsons Companies	21	2024 Proxy Statement

Sarah Mensah President of Jordan Brand at Nike Inc. Age: 59 Director Since: 2023
Committees: Governance Committee; Finance Committee
Nominee: Board
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Ms. Mensah is the President of Jordan Brand at Nike Inc., the largest seller of athletic footwear and apparel in the world, where she is responsible for the Jordan Brand’s business operations. She has served in key roles across Nike’s geographical and Jordan Brand businesses since she joined Nike in 2013.

●	Prior to Nike, Ms. Mensah served as Senior Vice President and COO of the National Basketball Association’s Portland Trail Blazers, where she held leadership positions of increasing responsibility for nearly two decades.

OTHER BOARD ENGAGEMENT

●	Ms. Mensah serves on private company boards.

SKILLS AND QUALIFICATIONS

Ms. Mensah is an accomplished leader with operational, marketing and branding expertise. Her decades-long leadership experience in the retail industry is a significant value add to the Board’s operational and strategic management skills.

Albertsons Companies	22	2024 Proxy Statement

Vivek Sankaran CEO of ACI Age: 61 Director Since: 2019
Committees: None
Nominee: Board
Independent: No

PROFESSIONAL HIGHLIGHTS

●	Mr. Sankaran has served as our CEO and Director since September 2021, and our CEO, President and Director since April 2019.

●	Prior to joining the Company, Mr. Sankaran served since 2009 in various leadership and executive positions at PepsiCo, Inc. (“PepsiCo”), a multinational food, snack, and beverage corporation.

●	From January to March 2019, he served as CEO of PepsiCo Foods North America, a business unit within PepsiCo, where he led PepsiCo’s snack and convenient foods business.

●	Prior to that position, Mr. Sankaran served as President and COO of Frito-Lay North America, a subsidiary of PepsiCo, from April 2016 to December 2018, its COO from February to April 2016 and Chief Commercial Officer, North America, of PepsiCo from 2014 to February 2016, where he led PepsiCo’s cross divisional performance across its North American customers.

●	Prior to joining PepsiCo in 2009, Mr. Sankaran was a partner at McKinsey and Company (“McKinsey”), where he served various Fortune 100 companies, bringing a strong focus on strategy and operations.

OTHER BOARD ENGAGEMENT

●	Mr. Sankaran serves on a private board.

SKILLS AND QUALIFICATIONS

Mr. Sankaran’s decades of experience in the food and beverage industry, as well as his management and leadership experience, provides our Board with expertise relevant to our business and our operational, financial, and strategic plan.

Albertsons Companies	23	2024 Proxy Statement

Alan Schumacher Former Member of the Federal Accounting Standards Advisory Board Age: 77 Director Since: 2015
Committees: Audit Committee (Chair); Governance Committee
Nominee: Board
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer from 1985 until 1996.

●	Mr. Schumacher served as a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012.

OTHER BOARD ENGAGEMENT

●	Mr. Schumacher serves on the boards of Warrior Met Coal, Inc. (“Warrior Met Coal”), a leading producer and exporter of metallurgical coal for the global steel industry and Evertec Inc. (“Evertec”), a leading electronic transactions and technology company in Latin America.

●	Mr. Schumacher serves on the audit committees of Warrior Met Coal and Evertec.

●	Mr. Schumacher served on the board of BlueLinx Holdings Inc., a distributor of building products, from May 2004 to May 2021 and School Bus Holdings Inc., an indirect parent of school-bus manufacturer Blue Bird Corporation from 2008 to June 2023.

SKILLS AND QUALIFICATIONS

Mr. Schumacher’s deep understanding of accounting principles and his experience as a board member of several public companies, expands the breadth of our Board’s expertise in accounting and financial reporting oversight and risk management.

Albertsons Companies	24	2024 Proxy Statement

Brian Kevin Turner Chairman of Zayo Group and former COO of Microsoft Corporation Age: 59 Director Since: 2020
Committees: Compensation Committee; Technology Committee (Co-Chair)
Nominee: Cerberus
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Mr. Turner has served as the Chairman of Zayo Group, which is one of the largest providers of dark fiber and bandwidth to the world’s most impactful companies, since June 2020.

●	He served as President and CEO of Core Scientific, an emerging leader in blockchain and artificial intelligence infrastructure, hosting, and transaction processing, from July 2018 to May 2021.

●	He served as Vice Chairman and Senior Advisor to our Company’s CEO from August 2017 to February 2020.

●	From August 2016 to January 2017, Mr. Turner served as CEO of Citadel Securities and Vice Chairman of Citadel LLC (“Citadel”), global financial institutions.

●	Prior to Citadel, Mr. Turner served as COO of Microsoft Corporation, an American multinational technology corporation, from 2005 to 2016, and as CEO and President of Sam’s Club, an American chain of membership-only retail warehouse clubs owned and operated by Walmart Inc. (“Walmart”), from 2002 to 2005.

●	Between 1985 and 2002, Mr. Turner held several positions of increasing responsibility with Walmart, including Executive Vice President and Global Chief Information Officer from 2001 to 2002.

OTHER BOARD ENGAGEMENT

●	Mr. Turner was a member of the board of Nordstrom from 2010 to May 2020.

SKILLS AND QUALIFICATIONS

Mr. Turner’s expertise in cybersecurity, including artificial intelligence, and technology is very valuable to the Board. Additionally, his strategic and operational leadership skills in supply chain, merchandising, branding and marketing provide our Board with valuable insight relevant to our business.

Albertsons Companies	25	2024 Proxy Statement

Mary Elizabeth West Former Senior Vice President and Chief Growth Officer, The Hershey Company Age: 61 Director Since: 2020
Committees: Compensation Committee; Governance Committee
Nominee: Board
Independent: Yes

PROFESSIONAL HIGHLIGHTS

●	Ms. West serves as a Senior Advisor with McKinsey & Company.

●	Ms. West served as the Senior Vice President and Chief Growth Officer of The Hershey Company (“Hershey”), one of the largest chocolate manufacturers in the world, from May 2017 to January 2020. She drove Hershey’s growth and marketing strategies as well as communication, disruptive innovation, research and development, and mergers and acquisitions. Ms. West ignited the transformation of the company’s offerings beyond chocolate into snack categories.

●	Prior to Hershey, Ms. West served as Executive Vice President and Chief Customer and Marketing Officer of J.C. Penney Company, Inc., an American department store chain, after having served on its board from November 2005 to May 2015.

●	From 2012 to 2014, Ms. West served as Executive Vice President, Chief Category and Marketing Officer of Mondelez International, Inc., the snack foods division spun off from Kraft Foods, Inc. (“Kraft Foods”) in 2012.

●	Ms. West began her career at Kraft Foods and served in various capacities over the course of 21 years and was named its Chief Marketing Officer in 2007. During her tenure at Kraft Foods, Ms. West was involved with some of the food industry’s most iconic brands such as Kraft Macaroni and Cheese, Oreo, and Maxwell House coffee.

OTHER BOARD ENGAGEMENT

●	Ms. West has served on the boards of Hasbro, Inc. a global play and entertainment company, since June 2016 and Lowe’s Inc., a home improvement retailer, since April 2021.

SKILLS AND QUALIFICATIONS

Ms. West’s proven track record of innovation and transformation across myriad facets of retail brings to our Board extensive food and retail industry experience. Ms. West provides our Board with expertise in marketing, brand building and strategic and operational planning.

Albertsons Companies	26	2024 Proxy Statement

Corporate Governance

Director Qualifications, Expertise and Attributes

The Governance Committee is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting, and recommending candidates for approval by our Board, including nominees duly submitted by stockholders. Although our Board retains ultimate responsibility for approving candidates for election, the Governance Committee conducts the initial screening and evaluation. In evaluating candidates, the Governance Committee adheres to the director qualification standards outlined in our Corporate Governance Guidelines. The Board has not established any minimum qualifications that must be met by a candidate or identified any set of specific qualities or skills that it deems to be mandatory. The Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board. Some of the factors that are taken into consideration in evaluating the suitability of individual candidates are corporate governance experience (such as an officer or former officer of a publicly-held company), experience as a board member of another publicly-held company, familiarity with the Company, expertise in a specific area of the Company’s operations, expertise in financial markets, education and professional background and existing commitments to other businesses, including service on other company boards. Each candidate must also possess fundamental qualities of intelligence, honesty, demonstrated character and good judgment, high ethics and standards of integrity, fairness and responsibility. The Governance Committee will also consider a candidate’s independence, as set forth in the NYSE listing standards and, as applicable, the Exchange Act in evaluating the qualification of prospective directors.

In determining whether to recommend a director for re-election, the Governance Committee considers the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.

The Governance Committee will consider candidates recommended by other members of the Board, management and stockholders and may also retain professional search firms to identify candidates. The criteria described above is used to evaluate all candidates, including candidates recommended by stockholders. Ms. Gray was recommended for election by Cerberus, pursuant to the Stockholders Agreement. Ms. Mensah was recommended to the Board by the Governance Committee through a retained professional search firm.

We believe that each of our directors has met the qualifications set forth in our Corporate Governance Guidelines. Our Board is a highly engaged group of individuals who represent a diverse and broad range of attributes, qualifications, experiences, and skills that provide an effective mix of viewpoints and knowledge.

The following matrix summarizes the core competencies of each of our director nominees. A mark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a mark does not mean the director does not possess that qualification or skill. We believe that each of our directors meets the criteria set forth in our Corporate Governance Guidelines. As noted in the director biographies, our directors have experience, qualifications, and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

Albertsons Companies	27	2024 Proxy Statement

Director
Experience	Sharon Allen	James Donald	Kim Fennebresque	Chan Galbato	Allen Gibson	Lisa Gray	Sarah Mensah	Vivek Sankaran	Alan Schumacher	Brian Kevin Turner	Mary Elizabeth West
Financial Literacy/Expertise	●	●	●	●	●	●	●	●	●	●	●
Corporate Governance	●				●	●			●		●
Risk Management	●	●	●	●	●		●	●	●	●	●
Public Company Leadership/Other Public Company Board Service	●	●	●	●			●	●	●	●	●
Food and Retail Industry		●					●	●		●	●
Operations and Marketing		●	●	●			●	●		●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●
Real Estate		●
Information Technology and Cybersecurity					●					●
Mergers and Acquisitions & Financial Transactions						●					●

Board Leadership

Separation of the Roles of Chairman of the Board and CEO

Our Board separates the roles of the CEO and the Chairman and has appointed two Co-Chairs (Messrs. Donald and Galbato) who preside over Board meetings and execute all other duties to be performed by the Chair under our Corporate Governance Guidelines. Since neither of our Board or our Co-Chairs are members of management, in accordance with our Corporate Governance Guidelines we do not have a Lead Director.

Separating the roles of Chairman and CEO serves two important purposes: (1) it facilitates a more diverse and comprehensive approach to governance as we continue to develop and implement best practices that are consistent with the Board’s oversight role and (2) it enables strong day-to-day executive leadership by the CEO. Through the role of the Co-Chairs, the Board’s committees, and the regular use of executive sessions of the non-management directors, the Board can maintain independent oversight of risks to our business, our long-term strategies, annual business plans, and other corporate priorities. Our Board has determined that its current leadership structure and governance practices support full and free discourse on issues that are important to our stockholders while providing an appropriate oversight over management that serves the interests of our stockholders.

Separate Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our non-management directors regularly meet in executive sessions with no members of management present. Our Board Co-Chairs chair the meetings. In their absence, under our Corporate Governance Guidelines, the non-management directors will select a director present at the meeting to chair.

Albertsons Companies	28	2024 Proxy Statement

Board Independence

The Board, in coordination with our Governance Committee, and with the assistance of the Company’s legal counsel, considered the applicable NYSE tests to determine the independence of its members. Based on this review, the Board affirmatively determined that Mmes. Allen, Mensah and West and Messrs. Donald, Fennebresque, Gibson, Turner and Schumacher are (a) independent under the applicable rules of the NYSE and as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, (b) each of Mme. Allen and Messrs. Fennebresque and Schumacher meet all applicable requirements for membership on the Audit Committee, and (c) each of Mme. Allen and Messrs. Fennebresque and Schumacher qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC, and satisfy the NYSE’s financial experience requirements. In May 2024, the Board determined that beginning fiscal 2024, Mr. Donald is deemed independent pursuant to NYSE listing standards.

Board’s Commitment to Diversity

The Governance Committee considers diversity of background (including, but not limited to, gender, race, origin, age, skills, experience, and such other factors as it deems appropriate), in its search for the best candidates to serve on the Board. In appointing board members, our Board considers, in addition to the core attributes, the range of talents, experience and expertise that are needed and would complement those that are currently represented on the Board. Our current directors bring a diverse set of skills, experiences and viewpoints to the Company that are important to drive our strategy forward as the market and competitive landscape evolve. During fiscal 2023, the Board appointed two directors (Mmes. Gray and Mensah) to the Board, which expanded the Board’s gender and ethnic representation.

The following presentation highlights some of the diversity metrics of our Board.

Tenure/Age/Gender/Racial

Albertsons Companies	29	2024 Proxy Statement

Role of Board in Risk Oversight

The entire Board is engaged in risk management and the oversight of Company-wide risks. To supplement the Board’s risk oversight practices, our Board assigns to its committees additional oversight duties in their respective areas of focus.

Overseeing the development and execution of the Company’s strategy by management is one of our Board’s primary responsibilities. Our Board and its committees work closely with management to provide oversight, review and counsel on long term strategy, risks, and opportunities. Management benefits from the insights and perspectives of a diverse mix of directors with complementary qualifications, expertise, and attributes. Senior management and other leaders from across the Company provide at least quarterly business and strategy updates to our Board and the Board also reviews the alignment of the Company’s budget and capital plan with its strategic goals. Each committee also provides a report to the full Board at every meeting regarding the issues discussed and actions taken at the preceding committee meeting.

Significant oversight areas of the Board are provided below.

Board
Our full Board has the ultimate oversight responsibility of our risk management process.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	FINANCE COMMITTEE	TECHNOLOGY COMMITTEE
Oversees the quality and integrity of our financial reporting, evaluates the Company’s guidelines and policies regarding risk assessment and management, including risks related to internal control over financial reporting, the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.	Oversees the management of risks related to our executive compensation plans and benefits and the incentives created by the compensation awards it administers.	Oversees risks associated with corporate governance, the Company’s non-financial regulatory, ethics and compliance programs and ESG practices, director selection and succession planning, Board effectiveness and independence, adherence to our corporate governance framework and other corporate governance matters.	Oversees management of our financial risks and our capital expenditures.	Responsible for overseeing the management of our IT structure and risks associated with IT and cybersecurity.

Board Meetings

During fiscal 2023, our Board met four times and acted seven times via written consent. All directors except Ms. Mensah attended at least 75% of all Board and committee meetings. Ms. Mensah joined the Board in December 2023 and due to an unavoidable prior commitment set before she joined the Board she could not attend one committee meeting. Ms. Mensah attended all other Board and committee meetings.

Pursuant to our Corporate Governance Guidelines, absent extraordinary circumstances, each director is expected to attend in person our annual meeting of stockholders. All directors attended our annual meeting in 2023.

Albertsons Companies	30	2024 Proxy Statement

Corporate Governance Policies and Charters

Our corporate governance framework is designed to ensure our Board has the authority and procedures in place to provide appropriate oversight, review and evaluate our business operations and to make decisions independent of management. The Board reviews and updates (as needed) our corporate governance framework based on, among other things, the Board and committees’ annual assessments, governance best practices, and regulatory developments.

The following documents make up our corporate governance framework:

● Corporate Governance Guidelines ● Audit and Risk Committee Charter (“Audit Committee Charter”)	● Governance, Compliance and ESG Committee Charter (“Governance Committee Charter”) ● Compensation Committee Charter (“Compensation Committee Charter”)	● Finance Committee Charter (“Finance Committee Charter”) ● Technology Committee Charter (“Technology Committee Charter”)

Current copies of the above policies and guidelines are available on our website at https://www.albertsonscompanies.com/investors under the “Governance” tab.

Code of Business Conduct and Ethics

We have also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to directors, executive officers, and associates. The Code of Conduct sets forth our policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Conduct for executive officers and directors that has been approved by our Board. The Code of Conduct is available on our website at https://albertsonscompanies. com/investors under the “Governance” tab and is also available in print to any stockholder upon request.

Board Committees

Our Board currently has five committees – Audit, Compensation, Governance, Technology, and Finance. The current composition of each of the committees is set forth below.

Board Members	Audit	Compensation	Governance	Technology	Finance
Sharon Allen*
James Donald* Board Co-Chair
Kim Fennebresque*
Chan Galbato Board Co-Chair
Allen Gibson*
Lisa Gray
Sarah Mensah*
Vivek Sankaran
Alan Schumacher*
Brian Kevin Turner*
Mary Elizabeth West*

Chairperson	Member	* Independent Director

Albertsons Companies	31	2024 Proxy Statement

Audit Committee	Members: Alan Schumacher (Chair) Kim Fennebresque Sharon Allen	Meetings in Fiscal 2023: 8 Written Consents in Fiscal 2023: 1

The Audit Committee maintains open channels of communication between the Board, the independent auditor and management. Our Board has affirmatively determined that each of the three members of the Audit Committee qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC and satisfies the standards for independence of the NYSE and the SEC as they relate to audit committees.

The Audit Committee is governed by the Audit Committee Charter which sets forth the purpose and responsibilities of this committee.

AUDIT COMMITTEE FUNCTIONS

Some of the key functions of the Audit Committee include:

●	assisting the Board in its oversight responsibilities regarding (1) the quality and integrity of our financial statements, financial accounting policies and financial reporting processes, (2) the performance of our internal audit function, (3) enterprise risk management, including major financial risk exposure, (4) the adequacy and effectiveness of our systems of internal control and (5) our accounting and auditing processes generally;

●	appointing, retaining, approving compensation for, evaluating, and replacing our independent auditor;

●	approving audit and non-audit services to be performed by the independent auditor; and

●	establishing procedures for the receipt, retention, and resolution of complaints regarding accounting, internal control or auditing matters submitted confidentially and anonymously by employees through our whistleblower hotline.

The Audit Committee meets on a quarterly basis with Company management and Deloitte and Touche to review, discuss, and approve (as applicable) among other items, the earnings press release, the Company’s unaudited or audited financial statements related to the quarter and the fiscal year, any changes in significant accounting policies and their impact on the Company’s financial statements, and the Company’s internal controls. The Audit Committee also meets regularly with Deloitte and Touche in executive sessions outside the presence of members of management. Additionally, the Audit Committee meets quarterly with the Company’s internal audit management team to review and discuss the internal audit plan, reports, and significant matters identified by the internal audit team.

The Board has also delegated its authority to approve related party transactions to the Audit Committee. Management must present to the Audit Committee all potential related party transactions for approval. The Audit Committee approves or ratifies related party transactions based upon the determination of whether the transaction is fair and in the best interest of the Company. See “Certain Relationships and Related Party Transactions” for further details on the related party transactions during fiscal 2023.

Albertsons Companies	32	2024 Proxy Statement

Approval of Audit and Non-Audit Services

The Audit Committee reviews and pre-approves Deloitte and Touche’s audit plan and estimated fees for the upcoming audit year. The Audit Committee also pre-approves any non-audit services, including tax services to be performed for the Company by Deloitte and Touche.

Fees Paid to Independent Registered Public Accounting Firm

We paid the following fees (in thousands) to Deloitte and Touche and its affiliates for professional services rendered by them during the 2023 and 2022 fiscal years, respectively:

Fees	Fiscal 2023	Fiscal 2022
Audit(1)	$5,620	$5,275
Audit Related(2)	$1,200	$725
Tax(3)	$557	$243
Total	$7,377	$6,243

(1)	Fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. Also includes audit services provided in connection with other statutory audits and regulatory filings.

(2)	Fees for services related to the merger, strategic alternatives and employee benefit plans.

(3)	Fees related to professional services rendered in connection with tax compliance and preparation related to tax returns and tax audits, as well as for tax consulting and tax planning.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal 2023. We have discussed with Deloitte and Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte and Touche as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte and Touche its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2023 Form 10-K for filing with the SEC.

Respectfully submitted,

Alan Schumacher (Chair)
Kim Fennebresque
Sharon Allen

Albertsons Companies	33	2024 Proxy Statement

Compensation Committee	Members: Kim Fennebresque (Chair) Brian Kevin Turner Mary Elizabeth West	Meetings in Fiscal 2023: 4 Written Consents in Fiscal 2023: 7

Our Board has affirmatively determined that each of our Compensation Committee members satisfies the standards for independence of the NYSE and also qualify as a "non-employee director" as defined under Rule 16b-3 of the Exchange Act. The Compensation Committee is governed by the Compensation Committee Charter, which sets forth the purpose and responsibilities of the committee.

COMPENSATION COMMITTEE FUNCTIONS

Some of the key functions of the Compensation Committee include:

●	periodically reviewing and making recommendations to the Board on the Company’s general compensation philosophy and objectives and on all matters of policy and procedures relating to executive compensation;

●	reviewing with the Board an annual evaluation of the performance of the CEO and determining and approving CEO compensation based on such evaluation;

●	determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers (including reviewing and approving salaries, target bonus percentages, incentives, and equity);

●	administering the Company's various incentive compensation plans (including equity-based compensation), establishing performance metrics, determining incentive payouts and the granting of equity awards to associates and executive officers;

●	reviewing and making recommendations to the Board regarding Board and committee compensation;

●	developing a succession planning program for the CEO and senior management;

●	reviewing, discussing and approving the Company’s CD&A and related executive compensation information for inclusion in the Company’s proxy statement; and

●	periodically reviewing management’s culture, diversity and inclusion policies and initiatives.

Albertsons Companies	34	2024 Proxy Statement

Governance Committee	Members: Sharon Allen (Chair) Allen Gibson Alan Schumacher Mary Elizabeth West Sarah Mensah	Meetings in Fiscal 2023: 4 Written Consents in Fiscal 2023: 2

Our Board has affirmatively determined that each of our Governance Committee members satisfies the standards for independence of the NYSE. The Governance Committee is governed by the Governance Committee Charter setting forth the purpose and responsibilities of this committee.

GOVERNANCE COMMITTEE FUNCTIONS

Some of the key functions of the Governance Committee include:

●	identifying individuals qualified to become Board members and evaluating candidates for Board membership;

●	recommending director nominees for election at the annual stockholder meeting and/or filling any Board or committee vacancies;

●	reviewing director independence and suitability for continued service in accordance with listing, governance and other regulatory requirements;

●	developing and recommending to the Board a set of corporate governance guidelines and reviewing and reassessing the adequacy of such guidelines on an annual basis;

●	overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;

●	periodically reviewing the criteria for the selection of new directors to serve on the Board and recommending any proposed changes to the Board for approval;

●	periodically reviewing and making recommendations regarding the composition and size of the Board or each of the Board’s committees;

●	providing oversight and recommendation to the Board regarding effectiveness of the Company’s ethics and compliance programs, governance framework, non-financial risk management and any significant legal or regulatory compliance exposure; and

●	providing oversight and recommendation to the Board regarding the Company’s ESG strategy, initiatives, and policies.

Technology Committee	Members: Allen Gibson (Co-Chair) Brian Kevin Turner (Co-Chair) Lisa Gray	Meetings in Fiscal 2023: 4 Written Consents in Fiscal 2023: 0

The Technology Committee is governed by the Technology Committee Charter, which sets forth the purpose and responsibilities of the committee.

TECHNOLOGY COMMITTEE FUNCTIONS

Some of the key functions of the Technology Committee are the following:

●	reviewing the Company’s technology strategy and emerging technology issues and trends such as artificial intelligence (AI), that may impact the Company’s business;

●	overseeing the Company’s technology planning and development process to support the Company’s growth objectives;

●	overseeing the Company’s technology competitiveness, including its focus on leadership and talent acquisition and development; and

●	overseeing the Company’s technology risk management, including the Company’s programs, policies, practices and safeguards for information technology, cybersecurity and data security.

Albertsons Companies	35	2024 Proxy Statement

Finance Committee	Members: James Donald (Co-Chair) Chan Galbato (Co-Chair) Allen Gibson Lisa Gray Sarah Mensah	Meetings in Fiscal 2023: 4 Written Consents in Fiscal 2023: 1

The Finance Committee is governed by the Finance Committee Charter, which sets forth the purpose and responsibilities of the committee.

FINANCE COMMITTEE FUNCTIONS

Some of the key functions of the Finance Committee include:

●	overseeing the Company’s financial and investment policies, including those related to short- and long-term financing, issuance of the Company’s capital stock and share repurchases, policies and guidelines related to the Company’s capital structure and derivates or hedging transactions;

●	reviewing strategies and plans for significant transactions;

●	approving significant borrowings and issuances of debt or security; and

●	reviewing, approving and recommending to the Board plans for capital expenditures and significant capital investments.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past year been an officer or employee of the Company. None of our executive officers serves as a member of the compensation committee or board of directors of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

Director Compensation

Our director compensation program is designed to attract and fairly compensate highly qualified, non-management directors. The Compensation Committee annually reviews and seeks advice from Frederic W. Cook & Co., Inc. (“FW Cook”), our independent compensation consultant, regarding the Company’s director compensation practices compared with those of other similarly situated companies. Based upon peer company data, for fiscal 2023, FW Cook recommended an annual cash retainer fee for the Board Chair position, to be split between Co-Chairs. As previously disclosed, Mr. Donald's employment agreement terminated in fiscal 2022. Consequently, beginning fiscal 2023, Mr. Donald became eligible for compensation under our non-management director compensation policy. The Compensation Committee recommended, and the Board approved the following cash compensation for services on our Board.

Annual Cash Compensation

The cash compensation of the non-management directors for fiscal 2023 was as follows:

Role	Annual Cash Retainer
Non-Management Board Chair	$200,000
Non-Management Board Member	$125,000

Albertsons Companies	36	2024 Proxy Statement

Committee	Chairperson	Member
Audit	$50,000	$25,000
Compensation	$40,000	$20,000
Finance	$40,000	$20,000
Governance	$40,000	$20,000
Technology	$40,000	$20,000

Annual cash retainers are paid in four equal quarterly installments at the end of each quarter for services rendered during the quarter. We do not pay any meeting fees but reimburse all our directors for reasonable documented out-of-pocket expenses incurred by them in connection with their attendance at Board and committee meetings.

In addition to the annual cash retainers, the non-management directors receive an annual grant of time-based restricted stock units (“TBRSUs”) with a value of $145,000. The number of TBRSUs is determined by dividing $145,000 by the closing price of Common Stock on the grant date, rounded down to the nearest whole share. The grant date for directors is the first business day of the fiscal year, and the vest date is the last day of the corresponding fiscal year. To the extent dividends are declared by our Board, each unvested TBRSU is eligible to receive a dividend equivalent right (“DER”) which will vest according to the same schedule as the underlying unit. Accrued but unvested DERs will also receive DERs in subsequent dividends. This allows the account of the non-management director to be credited with an additional number of TBRSUs equal to the cash dividend that the non-management director would have received had the TBRSUs been vested as of the record date of the dividend.

Director Share Retention Guidelines

The Board has also adopted Non-management Director Share Retention Guidelines to align the interests of its non-management directors with the interests of the Company’s stockholders. Each non-management director must, during his or her service on the Board, retain at least 50% of the shares of Common Stock received as a result of equity or equity-based awards. As of June 21, 2024, all our directors were in compliance with our policy.

2023 Director Compensation

The following table sets forth summary information regarding the compensation of our non-management directors for fiscal 2023. Mr. Sankaran does not receive any compensation for his Board service - See “Compensation Discussion and Analysis” for his compensation.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Sharon Allen	$190,000	$144,999	$334,999
James Donald	$265,000	$144,999	$409,999
Kim Fennebresque	$190,000	$144,999	$334,999
Chan Galbato	$265,000	$144,999	$409,999
Allen Gibson	$205,000	$144,999	$349,999
Lisa Gray	$41,428	$36,259	$77,687
Sarah Mensah	$33,616	$29,559	$63,175
Alan Schumacher	$195,000	$144,999	$339,999
Brian Kevin Turner	$185,000	$144,999	$329,999
Mary Elizabeth West	$165,000	$144,999	$309,999
Former Directors Scott Wille(3)	$115,402	$144,999	$260,401

(1)	Fees reported for Mmes. Gray and Mensah are pro rata based on their date of election to the Board.

(2)	Reflects the grant date fair value calculated in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (ASC 718). See Notes 1 and 9 – Equity-Based Compensation in our 2023 Form 10-K for a discussion of the assumptions used in determining the grant date fair value of these share-based awards, including forfeiture assumptions and the period over which the Company will recognize the compensation expense for such awards. The amounts reported for Mmes. Gray and Mensah are pro rata based on their date of election to the Board. See “Security Ownership of Certain Beneficial Owners and Management” for total ownership of each of the directors as of the Record Date.

(3)	Mr. Wille resigned in November 2023. His 2023 TBRSU award was forfeited upon his resignation from the Board.

Albertsons Companies	37	2024 Proxy Statement

Communications with the Board

As stated in our Corporate Governance Guidelines, any stockholder or other interested party who wishes to communicate with the Board, its Co-Chairs, a committee, the non-employee directors, or any individual director in his or her capacity as such may direct such communication in writing to the following address:

Albertsons Companies, Inc.
c/o General Counsel and Chief Policy Officer
250 Parkcenter Blvd.
Boise, Idaho, 83706

The General Counsel will forward the communication to the appropriate group or individual except for correspondence which is not more suitably directed to management or items of the following nature – advertising, promotions of a product or service, patently offensive material and matters completely unrelated to the Board’s functions, Company performance, Company policies or items that could not reasonably be expected to affect the Company’s public perception.

Albertsons Companies	38	2024 Proxy Statement

Environmental, Social and Governance Disclosure

As a long-standing neighborhood grocer, we believe we have an ongoing commitment to leverage our resources and expertise to support the communities we serve and the planet we share. Our Board is deeply committed to this effort and the Governance Committee provides oversight to ensure that the Company’s strategy is appropriate, takes account of material risks, and is likely to deliver results.

Our ESG platform, Recipe for Change, is based on four pillars – Planet, People, Product and Community.

As part of our commitment to promote a healthy environment for future generations, we are working to reduce our carbon footprint in line with standards set by the Science Based Targets initiative (“SBTi”), by addressing emissions from our operations and the use of sold goods. We are also engaging suppliers to set their own science-based targets.

To further our carbon emission reductions, we are continuing to improve our energy efficiency, enhance our refrigeration infrastructure and increase the use of renewable energy. During fiscal 2023, we completed more than 500 energy efficiency projects and more than 90 projects to transition stores to refrigerants with lower global warming potential. We expect to publish our carbon emission calculations for fiscal 2023 in our 2024 Recipe for Change Report.

We are also continuing to improve on diverting operational waste from landfills. During fiscal 2023, we recycled over 865 million pounds of cardboard and 25 million pounds of plastic bags and film.

As one of the largest food and drug retailers in the U.S., we recognize that our ability to delight our customers lies in the engagement of our associates. We are committed to fostering a diverse, equitable and inclusive culture and aspire to reflect the vibrant and thriving communities in which we live and work.

As part of our efforts to build an inclusive and welcoming culture, we continued to incorporate Diversity, Equity, Inclusion & Belonging goals into the annual performance management process of our top leaders and integrated our “Leading with Inclusion” bias workshops into the training curriculum for management level associates.

To foster belonging in our associates, we launched our ninth associate resource group (“ARG”) – Women of Color Alliance – and expanded membership across all groups to more than 7,000 people. Our ARGs are open to associates in the corporate and division offices, field leadership and supply chain facilities. In addition, we supported Inclusion Councils in our 12 operating divisions and back-office functions through the National Diversity Council which is co-chaired by our CEO and Chief Diversity, Equity, Inclusion & Belonging Officer.

We believe in fostering DEI&B not only among our associates, but also among our business partners and within our communities. As part of our Supplier Diversity program, we offer an early payment program for our diverse-owned suppliers to help make access to working capital more equitable. During fiscal 2023, we hosted our fourth annual diverse supplier summit focused on promoting innovation and appealing to growing demographic groups. Our Social Justice Grant program, funded by the Albertsons Companies Foundation (our "Foundation"), supports initiatives that promote equality in the communities we serve. To date, the program has contributed over $3.5 million to organizations aligned with this mission.

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Reducing food waste going to landfills has been a long-standing priority across our stores, distribution centers, and manufacturing plants. Leveraging the U.S. Environmental Protection Agency’s (“EPA”) Wasted Food Scale, our strategy to reduce food waste is broken into three main workstreams: preventing food waste, donating edible food, and diverting inedible food waste.

During fiscal 2023, we expanded the use of technology in our operations that reduce waste by improving our forecasting for ordering and producing the right amount and assortment of products for our customers. At the end of fiscal 2023, over 97% of our stores were donating on a weekly basis to a variety of food recovery organizations. In fiscal 2023, we donated more than 92 million pounds of food (equivalent of 76 million meals) to our local Feeding America partners. For food that cannot be donated, we have organic waste diversion services for most of our stores and during fiscal 2023 we diverted over 325 million pounds of food from landfills.

We are also working to increase the circularity of our Own Brands packaging by improving the recyclability, reusability and compostability of product packaging. As part our efforts, we include recycling instructions on more than 7,000 Own Brands packaged products using the How2Recycle label and QR codes. In addition, more than 40,000 store-made items now feature recycling information on scale labels and other packaging, directing customers to an informative new recycling page. Moving forward, all new Own Brands products will feature the How2Recycle labeling system to improve the reliability and transparency of recyclability claims. This label helps customers know how to properly dispose and recycle our Own Brands product packaging to help keep recyclable plastic and packaging out of the landfill.

We work to address hunger locally by enabling meals through our store food donation program and the Nourishing Neighbors Program of our Foundation. Between these two initiatives, we enabled more than 220 million meals in 2023, totaling more than 1.15 billion meals since 2019.

A variety of programs contribute to the millions of meals we enable each year. For example, in 2023, our O Organics brand launched its “Fight Hunger, Serve Hope” campaign to combat hunger for school-aged children during the summer months and donated 28 million meals to the Nourishing Neighbors Program. Additionally, the Nourishing Neighbors Program donated more than $1 million to support meals for families affected by the wildfires in Maui, Hawaii.

In addition to offering community support, we provided assistance through our “We Care” fund to help over 680 associates who were personally impacted by natural disasters and personal hardships.

As a complement to our hunger relief efforts, we helped improve food access by integrating Electronic Benefits Transfer functionality into our e-commerce system, enabling SNAP (“Supplemental Nutrition Assistance Program”) beneficiaries to apply their benefits towards online grocery purchases. Additionally, as part of our commitment under the White House Conference on Hunger, Nutrition, and Health which was held in September 2022, during fiscal 2023 we helped 100,000 eligible neighbors enroll in SNAP benefits and launched two health campaigns to increase awareness of federal nutritional guidelines.

Albertsons Companies	40	2024 Proxy Statement

Certain Relationships and Related Party Transactions

The following discussion is a summary of certain material arrangements, agreements and transactions we had with related parties during fiscal 2023. These transactions include, amongst others, professional advisory, consulting and other corporate services.

Our Board has adopted a written policy (the “Related Persons Transaction Policy”) and procedures for the review, approval or ratification of “Related Party Transactions” by the Audit Committee. Under the Related Persons Transaction Policy, a “Related Party Transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) we or any of our subsidiaries is a participant and (3) any related party has or will have a direct or indirect material interest.

Prior to the Company entering into any Related Party Transaction, it is reported to the Company’s General Counsel who undertakes an evaluation of the Related Party Transaction. The General Counsel then reports the findings of the evaluation to the Audit Committee, including a summary of material facts. The Audit Committee reviews the material facts of all Related Party Transactions which require the Audit Committee’s approval and either approves or disapproves, subject to the exceptions described below. If advance notice of a Related Party Transaction has been given to the Audit Committee and it is not possible to convene a meeting of the Audit Committee, then the Chairman of the Audit Committee will consider whether the Related Party Transaction is appropriate and, if it is, will approve it and present it to the Audit Committee for ratification at the next regularly scheduled meeting. In the event the Audit Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction. In the event the Company becomes aware of a Related Party Transaction that was not previously approved or ratified under the Related Persons Transaction Policy, the Company will promptly notify the Chairman of the Audit Committee, and the Audit Committee (or, if it is not practicable for the Company to wait for the Audit Committee to consider the matter, the Chairman) will consider whether the Related Party Transaction should be ratified or rescinded or other action should be taken, with such review considering all of the relevant facts and circumstances regarding the Related Party Transaction. The Chairman will report to the Audit Committee at the next regularly scheduled meeting of the Audit Committee any actions taken under the Related Persons Transaction Policy. The Audit Committee will also review all of the facts and circumstances pertaining to the failure to report the Related Party Transaction to the Audit Committee and will take, or recommend to the Board, any action the Audit Committee deems appropriate.

Related Party Transactions

We paid Cerberus Technology Solutions, an affiliate of Cerberus, fees totaling approximately $5.5 million during fiscal 2023 for information technology advisory and implementation services in connection with modernizing our information systems.

We paid Cerberus Operations and Advisory Company, LLC, an affiliate of Cerberus, fees totaling approximately $0.1 million during fiscal 2023 for consulting services provided in connection with improving the Company’s operations.

Duane Morris, spouse of Susan Morris, our EVP – Chief Operating Officer, owns 50% of Catalyst Retail Solutions (“Catalyst”), a food brokerage company. Mr. Morris represented manufacturers of items sold in select Company stores totaling approximately $8 million in cost. Catalyst received $240,000 as consulting fees from the manufacturers during fiscal 2023.

Albertsons Companies	41	2024 Proxy Statement

PROPOSAL 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed, and our Board has ratified the appointment of, Deloitte and Touche to serve as our independent registered public accounting firm for the fiscal year ending February 22, 2025. We are not required by our bylaws or applicable law to submit the ratification of the appointment of Deloitte and Touche for stockholder approval. However, as a matter of good corporate governance, we are seeking stockholder ratification of the appointment of Deloitte and Touche. If the stockholders do not ratify the appointment of Deloitte and Touche, the Audit Committee may consider the appointment of another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Deloitte and Touche are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. See “Fees Paid to Independent Registered Public Accounting Firm” on page 33 for the fees paid to Deloitte and Touche during fiscal years 2023 and 2022.

Our Board recommends that stockholders vote “FOR” the proposal

Albertsons Companies	42	2024 Proxy Statement

PROPOSAL 3: Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to cast an advisory vote on the compensation of our NEOs as disclosed in the CD&A, the compensation tables, narrative discussion, and related footnotes included in this proxy statement.

While the vote is advisory, and therefore non-binding on the Company, the Compensation Committee values the opinions of our stockholders and will consider the outcome of the vote when planning future executive compensation decisions.

As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace and links pay to performance and long-term stockholder interests.

Accordingly, the Board recommends that you vote in favor of the following resolution:

RESOLVED, that the compensation paid to the NEOs in fiscal 2023, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the CD&A, the compensation tables and the narrative discussion, and related footnotes that accompany the compensation tables), is hereby approved.

Our Board recommends that stockholders vote “FOR” the proposal

Albertsons Companies	43	2024 Proxy Statement

Compensation Discussion and Analysis

The CD&A provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the compensation of our fiscal 2023 NEOs. To assist our stockholders in locating important information regarding our executive compensation program, the CD&A is organized into the following sections:

45	2023 Say-on-Pay Result
46	Fiscal 2023 Financial and Operational Highlights
47	Our Executive Compensation Philosophy
48	Pay Mix Emphasises Performance
48	Executive Compensation Best Practices
49	Overview of Fiscal 2023 Executive Compensation
49	Design of Our Executive Compensation Program
50	Base Salary
50	Cash Bonus
53	Long-Term Incentive Award Programs
56	Deferred Compensation Plan
56	401(k) Plan
57	Other Benefits
57	Perquisites
57	Stock Ownership Guidelines and Restrictions on Trading
57	Clawback Policies
58	The Process of Setting Executive Compensation
59	Compensation Risk Assessment

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Our NEOs for fiscal 2023 were as follows:

Name	Age	Position
Vivek Sankaran	61	Chief Executive Officer; Director
Sharon McCollam	62	President and Chief Financial Officer
Susan Morris	55	Executive Vice President and Chief Operations Officer
Thomas Moriarty	61	Executive Vice President, General Counsel & Chief Policy Officer
Anuj Dhanda	61	Executive Vice President and Chief Technology and Transformation Officer

2023 Say-on-Pay Result

Our stockholders have the opportunity each year to cast an advisory vote on the compensation we pay to our NEOs. At our 2023 annual meeting, our stockholders strongly supported our executive compensation program and the compensation paid to our NEOs during fiscal 2022. The Compensation Committee considers the level of voting support from our stockholders and uses this information, among numerous other factors, to inform compensation decisions.

The approval of the say-on-pay proposal by our stockholders since 2021 are as follows:

Albertsons Companies	45	2024 Proxy Statement

Fiscal 2023 Financial and Operational Highlights

Throughout fiscal 2023 we continued to execute against our four strategic priorities and delivered financial and operating results:

Our financial and operating highlights for fiscal 2023 include:

*	For a reconciliation of non-GAAP measures, please see pages 43-45 of our 2023 Form 10-K.

Albertsons Companies	46	2024 Proxy Statement

Our Executive Compensation Philosophy

We design our executive compensation program to attract, motivate, and retain high caliber talent. Each year the Compensation Committee reviews the existing incentive structure, taking into consideration individual contribution and leadership, business performance, and our strategic roadmap, in considering the efficacy of further enhancements.

The guiding principles of our compensation program are as follows:

Our Compensation Philosophy

Albertsons Companies	47	2024 Proxy Statement

Pay Mix Emphasises Performance

Consistent with our executive compensation pay philosophy, a significant portion of our CEO and other NEOs target compensation opportunity is tied to an appropriate balance of short- and long-term incentive components with linkage to rigorous goals to drive growth and stockholder value creation.

The charts below illustrate the pay mix at target levels of the various components of compensation for Mr. Sankaran and the other NEOs as a group for fiscal 2023:

Executive Compensation Best Practices

The Compensation Committee closely monitors emerging best practices in executive compensation for consideration in our compensation program. The chart below lists some of our compensation “best practices” and those we do not follow:

What We Do	What We Don’t Do

 Provide competitive, market-driven base salary

Balance mix of pay components with an appropriate mix of short- and long-term performance measures

Utilize quantitative targets based on Company financial and operating performance and strategic goals

Cap the amount of annual cash bonus

Maintain robust stock ownership guidelines

Include fault and no-fault based recoupment or “clawback” policies in our compensation program

Provide double-triggers for change in control provisions in employment agreements

Restrict short sales and other speculative trading on our Common Stock

Retain independent compensation consultant that performs no other services for the Company

Provide automatic salary increases

Provide high levels of fixed compensation

Use metrics unrelated to our operational goals

Reward imprudent risk-taking

Guarantee bonuses

Provide executive-only retirement programs

Pay above market returns on any deferred compensation plan

Pay excessive perquisites

Provide tax gross ups

Albertsons Companies	48	2024 Proxy Statement

Overview of Fiscal 2023 Executive Compensation

The following chart summarizes the components and associated objectives of our compensation program for fiscal 2023 for our NEOs. There were no changes in the design of our executive compensation program from that used in fiscal 2022.

Element	Overview of Element	Objective of Element	Performance Metric and Payout
Base Salary	Fixed amount of cash compensation	Set market-driven, competitive base compensation to retain talent and influence target for cash bonus	Individual performance and market competitiveness based on role and responsibility
Corporate Management Bonus Plan (Cash Bonus)	Quarterly bonus based on Company performance during the fiscal quarter	Drive Company performance on a quarter-by-quarter basis	Pre-established targets Weighted 60% Adjusted EBITDA and 40% ID Sales Payout capped at 200% of target
	Annual bonus based on Company performance during the fiscal year modified by achievements against the targets for strategic objectives in the Senior Leader Scorecard	Drive overall Company performance on an annual basis and drive the Company’s measurable strategic objectives for the year	Pre-established targets Weighted 50% Adjusted EBITDA, 40% ID Sales and 10% Senior Leader Scorecard Payout capped at 200% of target
Long-Term Incentive Award Program (Equity)	PBRSU Awards	Align executive interests with long-term stockholder interests and promote long-term value creation

Pre-established financial targets that are critically important to our stockholders – Adjusted EPS and ROIC

Payout capped at 200%; awards earned annually based on Company performance; vests after 3 years

	TBRSU Awards	Promote retention and align executive interests with long-term stockholder interests	Increase in value of Common Stock Time-based; 1/3rd vest annually

Additionally, some of our executives, including our NEOs, have certain severance protections pursuant to their employment agreements. See “Potential Payments Upon Termination of Employment” for amounts payable to the NEOs under certain termination scenarios. Consistent with standard business practice, our NEOs also receive business-related perquisites, and benefits that are provided to all employees, including healthcare benefits, life insurance, retirement savings plans, and disability plans.

Design of Our Executive Compensation Program

The design of our executive compensation program is consistent with our compensation philosophy noted above. We use various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is tied to creating value, is commensurate with our results, and aligns with our business strategy. Set forth below are the key elements of the compensation program for the NEOs for fiscal 2023:

●	Base salary

●	Cash bonus

●	Long-term equity incentive awards

●	Standard benefits

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Base Salary

We provide our NEOs with a base salary to compensate them for services rendered during the fiscal year. In alignment with our pay-for-performance philosophy, base salary represents the smallest portion of annual total compensation.

The base salary component of our compensation program is designed to attract and retain key talent and is determined by the Compensation Committee based on a variety of factors including:

●	nature and responsibility of the position;

●	expertise of the executive and competition in the market for the executive’s services;

●	potential for driving the Company’s success in the future;

●	peer group compensation data;

●	performance reviews and recommendations of the CEO (except in the case of his own compensation); and

●	other factors deemed relevant by the Compensation Committee.

Our NEOs are not eligible for automatic annual base salary increases. For fiscal 2023, NEO base salaries remained at fiscal 2022 levels except for Mr. Moriarty who joined the Company in June 2023.

Name	Fiscal 2023 Annual Base Salary	Fiscal 2022 Annual Base Salary	Percentage Change
Vivek Sankaran	$1,500,000	$1,500,000	-
Sharon McCollam	$1,000,000	$1,000,000	-
Susan Morris	$1,000,000	$1,000,000	-
Thomas Moriarty(1)	$900,000	$-	N/A
Anuj Dhanda	$750,000	$750,000	-

(1)	Annual base salary rate. See Summary Compensation Table for actual salary received during fiscal 2023.

Cash Bonus

Performance-Based Bonus Plans

Our NEOs participated in our corporate management bonus plan (“Corporate Incentive Plan”) for fiscal 2023. The Corporate Incentive Plan is for bonus-eligible associates and is intended to compensate participants for their contribution in achieving short-term financial and operational goals of the Company.

What were the components of the cash bonus program for fiscal 2023?

Our cash bonus program is based on two components – quarterly Company performance and annual Company performance - with each component accounting for 50% of the total cash bonus for the fiscal year.

The performance metrics for the quarterly and annual bonus were as follows:

Quarterly Bonus	Annual Bonus
60% Adjusted EBITDA	50% Adjusted EBITDA
40% ID Sales	40% ID Sales
10% Senior Leader Scorecard

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What is the Senior Leader Scorecard and how does it work?

The objective of the Senior Leader Scorecard is to measure the performance of senior leaders as a team against measurable, preset goals tied to key strategic objectives for the fiscal year. The strategic objectives for fiscal 2023 and the associated measurements and payouts were as follows:

Strategic Objectives	Target Bonus Weight	Measure Weight	Payout
Increase digital customer engagement	2.5%	25%	0 – 200%
Achieve community stewardship, climate action and DE&I goals	2.5%	25%	0 – 200%
Grow e-commerce sales	2.5%	25%	0 – 200%
Grow Own Brands MULO Dollar Market Share	2.5%	25%	0 – 200%

How are cash bonus targets set for the fiscal year?

Our cash bonus metrics are Adjusted EBITDA and ID Sales as they are regarded as key performance indicators in our industry, are closely followed by our investors, and are highly correlated to the creation of long-term stockholder value. The targets for Adjusted EBITDA and ID Sales are set by the Compensation Committee prior to the beginning of the fiscal year based on the financial plan approved by the Board. The Compensation Committee also approves the goals for the strategic objectives in the Senior Leader Scorecard. While the goals are designed to be challenging and difficult to achieve, they are set within a realizable range so that while achievement is uncertain it does not encourage excessive risk taking. In line with that compensation philosophy, the Compensation Committee set the target performances and payouts for fiscal 2023 as presented below.

	Minimum Performance	Target Performance	Maximum Performance	Minimum Payout	Target Payout	Maximum Payout
Adjusted EBITDA	90%	100%	110%	25%	100%	200%
ID Sales	98.5%	100%	101.5%	25%	100%	200%

ID Sales performance metric will not pay above 100% (target) unless the Adjusted EBITDA result achieves at least 100% (target) performance. The Senior Leader Scorecard payout can range from 0 - 200% based on the Compensation Committee’s assessment of achievement against the preset goals.

How is a participant’s cash bonus determined under the Corporate Incentive Plan?

A participant’s target cash bonus is a percentage of his or her base salary. In setting the target cash bonus percentage of each NEO, the Compensation Committee takes into consideration market data and such other factors as deemed relevant, such as the individual’s role and responsibilities, ability to impact and execute, our financial and operational performance, prior performance, overall market conditions, and recommendations from the CEO (except for himself).

Each participant to the Corporate Incentive Plan is eligible to receive a ratable portion of the target cash bonus based upon the Company’s level of achievement within the range of minimum and maximum percentages of the target performance metric set by the Compensation Committee. The actual payout, if any, may result in a cash bonus that is greater or less than the stated individual target bonus (and could be zero) depending on whether, and to what extent, the applicable performance metric is satisfied. However, in no event will a participant receive over 200% of the target bonus for any quarter or the fiscal year. We believe that having a maximum cap encourages good judgment by the NEOs, promotes responsible risk management procedures, reduces the likelihood of windfalls, and makes the maximum cost of the plan predictable.

The target bonus for each NEO for fiscal 2023 was as follows:

Name	Base Salary for Fiscal 2023	Target Bonus (% of Base Salary)	Target Bonus ($)
Vivek Sankaran	$1,500,000	200%	$3,000,000
Sharon McCollam	$1,000,000	125%	$1,250,000
Susan Morris	$1,000,000	100%	$1,000,000
Thomas Moriarty	$657,692	100%	$657,692	(1)
Anuj Dhanda	$750,000	100%	$750,000

(1)	Based on actual base salary received. Mr. Moriarty joined the Company in July 2023.

Albertsons Companies	51	2024 Proxy Statement

Quarterly Bonus

Quarterly Target Amount. Each NEO’s quarterly bonus (“Quarterly Target Amount”) is determined by multiplying the target for the quarterly bonus by approximately 25% (the number of weeks in the applicable quarter divided by the number of weeks in the year).

Quarterly Performance Modifier. Prior to the beginning of the fiscal year, our Board reviews and approves the fiscal plan for the financial year. The approved fiscal plan is based on forecasted financials including quarterly ID Sales and Adjusted EBITDA. After the completion of every quarter, management provides an update to the Board of the Company’s performance against the approved fiscal plan which determines the payout percentage of the Quarterly Target Amount (“Quarterly Performance Modifier”). The Compensation Committee certifies the Quarterly Performance Modifier for the quarterly cash bonus payout.

The quarterly bonus structure is summarized below.

The Company’s actual performance against the set targets and the quarter’s cash bonus payouts based on such performance were as follows (in millions, except percentages):

Metric	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Target Adjusted EBITDA	$1,291	$997	$1,076	$1,008
Actual Adjusted EBITDA*	$1,319	$977	$1,107	$916
Adjusted EBITDA* Payout	121.7%	85%	128.8%	31.5%
Target ID Sales %	3.5%	3.1%	2.9%	2.2%
Actual ID Sales %	4.9%	2.9%	2.9%	1.0%
ID Sales Payout	193.3%	90%	106.7%	40%
Total Payout (% of target)	150.3%	87%	119.9%	34.9%

*	For a reconciliation of non-GAAP measures, please see pages 43-45 of our 2023 Form 10-K.

Albertsons Companies	52	2024 Proxy Statement

The quarterly bonus earned by the NEOs were as follows:

	Actual Quarterly Cash Bonus Earned(1)				Aggregate Quarterly Bonus
Name	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Vivek Sankaran	$693,905	$301,050	$415,225	$120,912	$1,531,092
Sharon McCollam	$289,127	$125,438	$173,011	$50,380	$637,955
Susan Morris	$231,302	$100,350	$138,408	$40,304	$510,364
Thomas Moriarty	$26,021	$90,315	$124,568	$36,273	$277,178
Anuj Dhanda	$173,476	$75,263	$103,806	$30,228	$382,773

(1)	Based on a 16-week quarter in Q1 and 12-week quarters Q2 through Q4.

Annual Bonus

Amounts under the annual bonus could be earned above or below the target level based on the scale discussed above. The targets and actual performance for fiscal 2023 for purposes of the annual cash bonus were as follows (in millions, except percentages):

Metric	Fiscal 2023
Target Adjusted EBITDA	$4,372
Actual Adjusted EBITDA*	$4,318
Payout	90.7%
Target ID Sales %	3.0%
Actual ID Sales %	3.0%
Payout	100.0%
Total Payout – non-SLT	94.4%
Senior Leader Scorecard Payout	80.0%
Total Payout – SLT (includes NEOs)	93.4%

*	For a reconciliation of non-GAAP measures, please see pages 43-45 of our 2023 Form 10-K.

The cash bonus for the annual portion and the aggregate cash bonus (inclusive of quarterly bonus) earned by each NEO for fiscal 2023 were as follows:

Name	Aggregate Quarterly Bonus	Annual Portion of Total Cash Bonus	Total Quarterly + Annual Cash Bonus for Fiscal 2023
Vivek Sankaran	$1,531,092	$1,400,550	$2,931,642
Sharon McCollam	$637,955	$583,563	$1,221,517
Susan Morris	$510,364	$466,850	$977,214
Thomas Moriarty	$277,178	$307,044	$584,221
Anuj Dhanda	$382,773	$350,138	$732,901

When is a participant’s cash bonus paid?

The quarterly bonus is paid at the end of each quarter upon certification of quarterly performance by the Compensation Committee. The annual bonus is paid at the end of the fiscal year, upon certification of annual performance by the Compensation Committee. The annual bonus for fiscal 2023 and the quarterly bonus for the fourth quarter of fiscal 2023 were paid in April 2024.

Long-Term Incentive Award Programs

The Compensation Committee annually awards performance-based and time-based equity awards to certain eligible employees, including the NEOs. The combination of the two ensures a balance between performance and retention and aligns the executive’s interests with the interests of our stockholders.

Albertsons Companies	53	2024 Proxy Statement

When are annual long-term incentive awards granted?

In fiscal 2023, the annual awards were granted to all equity-eligible associates, including the NEOs, on March 20, 2023, after completion of certain required merger-related approvals. Beginning fiscal 2024, the Compensation Committee has set the grant date of the annual awards for all equity eligible associates to be two days after the release of the Company’s earnings for the fourth quarter and full year of the prior fiscal year. Accordingly, the long-term incentive awards for fiscal 2024 were granted on April 24, 2024, after release of the Company’s full year financials for fiscal 2023.

How are long-term equity incentives set for the fiscal year?

The target value of long-term equity incentive awards is based on competitive data and the executive’s total compensation, taking into consideration other relevant factors, such as the individual’s role and responsibilities, ability to impact and execute our financial and operational performance, prior performance, overall market conditions, and recommendations from the CEO (except for himself). Annual equity grants are typically split 50-50 between performance-based and time-based awards. The equity awards are in the form of restricted stock units (“RSUs”).

Performance-Based Restricted Stock Units
At the time of grant, the performance-based awards are hypothetical shares of Common Stock subject to issuance only upon attainment of the performance measures. The term of the PBRSU awards is three years. The actual number of RSUs the NEO can earn is based on the separate achievement of specified performance goals in the three fiscal years inclusive of the grant year. At the end of each fiscal year of the three-year award term, the participant’s account is credited with the number of RSUs equal to the target number for such fiscal year multiplied by the accrual factor for such fiscal year. Accrual factor for a fiscal year is a number equal to the product of the EPS Accrual Percentage and the ROIC Modifier, both further explained below. The accrual factor for each fiscal year is certified by the Compensation Committee at the end of the fiscal year upon which certification the Company credits the participants account with the number of earned units for the recently completed fiscal year. To the extent any RSUs are earned at the end of a fiscal year, they are accrued until their vest at the end of the three-year award term subject to continued employment through the term. Any RSUs not earned at the end of a fiscal year as a result of the performance criteria not being met are automatically forfeited.

The performance measures are based on one or more pre-established objective criteria set by the Compensation Committee prior to the beginning of the fiscal year. The performance goals for the fiscal year are calibrated annually by the Compensation Committee with the expectation that attainment of these goals would require significant effort in light of the business environment and tie to stockholder interests of long-term growth.

EPS Accrual Percentage: The “EPS Accrual Percentage” for a particular fiscal year is determined as indicated in the table below by comparing the Company’s Adjusted EPS achieved for such fiscal year to the Adjusted EPS goal for the fiscal year (expressed as a percentage). Straight-line interpolation is used to determine the EPS Accrual Percentage. In no event shall the EPS Accrual Percentage for a fiscal year be more than 160%. Similar to the cash bonus goals, the Compensation Committee adjusts the goals for the performance measures for each fiscal year subject to a PBRSU grant. The Adjusted EPS goals and accrual percentages for all three tranches of the fiscal 2023 grants were as follows:

Attainment of EPS Goal (EPS/EPS Goal)	EPS Accrual Percentage
Less than 70%	0%
70%	50%
100%	100%
Greater than or equal to 120%	160%

ROIC Modifier. The “ROIC Modifier” for a particular fiscal year is determined by comparing the Company’s ROIC achieved for the fiscal year to the ROIC goal for the fiscal year (expressed as a percentage) and as presented in the table below. Straight-line interpolation is used to determine the ROIC Modifier. In no event shall the ROIC Modifier for a fiscal year be more than 125%.

Albertsons Companies	54	2024 Proxy Statement

Similar to the targets for the annual cash bonus, the Compensation Committee increased the performance targets for the fiscal 2023 tranche for the performance-based awards. The ROIC goals and ROIC Modifier for fiscal 2022 and fiscal 2023 were as follows:

Attainment of ROIC Goal (ROIC/ROIC Goal) for FY2022	Attainment of ROIC Goal (ROIC/ROIC Goal) for FY2023	ROIC Modifier for FY2022 and FY2023
Less than or equal to 85%	Less than or equal to 89%	75%
Greater than 85% but less than 105%	Greater than 89% but less than 107%	100%
Greater than or equal to 105%	Greater than or equal to 107%	125%

The performance awards vest, to the extent earned, after the third fiscal year from the grant year, after certification by the Compensation Committee and subject to continuous employment of the participant through the vest date.

The target goals and actual performance for the first tranche of the fiscal 2023 performance-based awards are presented below.

The following table shows the total number of PBRSUs awarded (at target) to each of the NEOs in fiscal 2023, the number of PBRSUs that were subject to being earned for fiscal 2023 performance (at target) and the number of PBRSUs that were earned upon certification of fiscal 2023 performance.

Name	Performance- Based RSUs Awarded in Fiscal 2023 (@ Target)	Performance- Based RSUs Subject to Being Earned For Fiscal 2023 (@ Target)	Performance- Based RSUs Earned For Fiscal 2023 (112% of Target)
Vivek Sankaran	273,438	91,146	102,083
Sharon McCollam	114,583	38,194	42,778
Susan Morris	114,583	38,194	42,778
Thomas Moriarty	79,872	26,624	26,736
Anuj Dhanda	71,615	23,872	29,819

To the extent dividends are declared by our Board, each earned but unvested PBRSU and each unvested TBRSU is eligible to receive DERs which vest according to the same schedule as the underlying unit. Accrued but unvested DERs also receive DERs in subsequent dividends.

Albertsons Companies	55	2024 Proxy Statement

Vested Performance-Based Restricted Stock Units Under Prior Grants

The following tables provide the number of PBRSUs that were earned by the NEOs pursuant to the third tranche of the fiscal 2021 grant and the second tranche of the fiscal 2022 grant (together “Prior Grants”) upon certification by the Compensation Committee in April 2024 of fiscal 2023 performance. The payout for the fiscal 2021 grant was earned at 110.4% and the payout for the fiscal 2022 grant was earned at 112.0% of target.

Fiscal 2021 Grant

Name	Fiscal 2021 Performance- Based RSUs @Target	% Achieved	Performance- Based RSUs Earned for Fiscal 2023 Performance
Vivek Sankaran(1)	N/A	N/A	N/A
Sharon McCollam	40,625	110.4%	44,850
Susan Morris	31,311	110.4%	34,567
Thomas Moriarty	N/A	N/A	N/A
Anuj Dhanda	15,655	110.4%	17,283

(1)	As discussed under “Discussion of the Terms of the Employment Agreements with our NEOs - Vivek Sankaran” Mr. Sankaran was granted equity awards in fiscal 2019 that were intended to cover his initial employment term. As a result, Mr. Sankaran was not granted any additional annual equity awards in fiscal 2021. However, beginning fiscal 2022, Mr. Sankaran has received annual equity grants.

Fiscal 2022 Grant

Name	Fiscal 2022 Performance- Based RSUs @Target	% Achieved	Performance- Based RSUs Earned for Fiscal 2023 Performance
Vivek Sankaran	54,317	112.0%	60,835
Sharon McCollam	22,870	112.0%	25,614
Susan Morris	22,870	112.0%	25,614
Thomas Moriarty	N/A	N/A	N/A
Anuj Dhanda	14,294	112.0%	16,009

Time-Based Restricted Stock Units

TBRSUs enable us to retain highly qualified individuals while tying their pay to continued growth of the Company over the long-term. The term of the TBRSU awards is generally three years, typically vesting one-third annually on the last date of the fiscal year over the three-year period, subject to continuous employment of the participant through the vest dates.

Deferred Compensation Plan

For fiscal 2023, our NEOs were eligible to participate in the Albertsons Companies Deferred Compensation Plan and Ms. Morris and Mr. Dhanda were the only participants. See “Nonqualified Deferred Compensation” table below for information with regard to the participation of the NEOs in the Deferred Compensation Plan.

401(k) Plan

The Albertsons Companies 401(k) Plan (the “ACI 401(k) Plan”) permits eligible employees to make voluntary, pre-tax employee contributions and/or voluntary after-tax Roth contributions up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution equal to a pre-determined percentage of an employee’s contributions, subject to applicable tax limitations. Eligible employees who elect to participate in the ACI 401(k) Plan are generally 50% vested upon completion of two years of service and 100% vested after three years of service in any discretionary matching contribution, and fully vested at all times in their employee contributions. For the 2023 plan year, our Board set a matching contribution rate equal to 50% of an employee’s contribution up to 7% of total compensation (base salary plus cash bonus).

Albertsons Companies	56	2024 Proxy Statement

Other Benefits

The NEOs participate in the health and dental coverage, Company-paid term life insurance, disability insurance, paid time off and paid holidays programs applicable to other associates in their locality. We also maintain a relocation policy applicable to associates who are required to relocate their residence. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.

Perquisites

Except as otherwise noted below, NEOs generally are not entitled to any perquisites that are not otherwise available to all of our employees.

All NEOs are eligible for an executive physical.

Mr. Sankaran is entitled to the use of our corporate aircraft for up to 50 hours per year for himself, his family members, and guests at no cost to him, other than the payment of income tax on such usage at the lowest permissible rate.

Ms. McCollam is eligible for financial and tax planning services and/or executive physicals up to a maximum annual amount of $8,000.

Stock Ownership Guidelines and Restrictions on Trading

To more closely align the interests of senior management with the interests of our stockholders, the Board has adopted stock ownership guidelines. These guidelines require certain senior executives to acquire and hold a minimum dollar value of our Common Stock as set forth below:

Employee Level	Applicable Multiple
Chief Executive Officer		6x base salary
Executive Vice President		3x base salary
Senior Vice Presidents and Division Presidents		1x base salary

Unexercised stock options, unearned shares and RSUs that vest based on attainment of performance criteria do not count for purposes of meeting the stock ownership guidelines.

All covered individuals are expected to achieve the target level within five years from the later of June 30, 2020, or appointment to their positions. Until the requirements are met, covered individuals, including the NEOs, must hold 50% of Common Stock received upon the (i) vesting and settlement of performance shares or performance stock units; (ii) vesting of shares of restricted stock; and (iii) vesting and settlement of RSUs, except those necessary to pay applicable taxes.

Our Insider Trading Policy prohibits our officers and directors from engaging, directly or indirectly, in any speculative transactions involving Company securities, including short sales and buying or selling put or call options on Company securities, or entering into any derivative contracts. Any pledge or hedge of Company securities must be pre-cleared by the Company.

Clawback Policies

In June 2020, we adopted a Recoupment and Forfeiture Policy which covers an executive at the level of Senior Vice President or higher. Under this policy, if a covered executive engaged, directly or indirectly, in fraudulent or other misconduct that caused a material restatement of the Company’s financials or required the recalculation of the performance achieved by the Company or engaged in Egregious Conduct that is substantially detrimental to the Company (whether financially, reputationally or otherwise) then, at the Compensation Committee’s discretion, the executive will reimburse the Company for incentive compensation received by the executive. Incentive compensation includes any compensation (whether in cash, the Common Stock, equity incentive awards, grants of equity incentive awards, or otherwise) paid, promised, awarded or granted to, vested, or earned by the executive, in each case, the grant, earning, vesting, payment or amount of which was or is dependent, in whole or in part, on the performance by the executive. Alternatively, the Compensation Committee can also adjust any unpaid compensation or cancel or rescind outstanding awards. Egregious Conduct is defined in the policy as a material breach of a Company written policy, misconduct including, but not limited to, fraud, criminal activities, falsification of Company records, theft, violent acts or threats of violence, or a violation of law, unethical conduct or inappropriate behavior that causes substantial reputational harm to the Company or exposes the Company to substantial legal liability or the commission of an act or omission which causes the executive or the Company to be in violation of securities laws or regulations.

Albertsons Companies	57	2024 Proxy Statement

In October 2023, we adopted a restatement clawback policy (“Clawback Policy”) pursuant to the rules of the Exchange Act, and in compliance with the requirements of the NYSE, which covers only current and former Section 16 officers (includes our NEOs). Under this no-fault, non-discretionary policy, with certain exceptions, the Compensation Committee will recover, recoup, offset, cancel, or forfeit erroneously awarded incentive compensation from covered executives in the event the Company is required to prepare a restatement. The incentive compensation subject to clawback includes cash or equity, that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure based upon which performance was determined.

The Process of Setting Executive Compensation

Role of the Compensation Committee and the Compensation Consultant

The Compensation Committee oversees and provides strategic direction to management regarding all aspects of our pay program for senior executives. It sets the compensation of the CEO and the non-CEO NEOs. The Compensation Committee conducts and reviews with the Board an annual evaluation of the performance of the CEO and determines and approves the CEO’s compensation based on this evaluation. The Compensation Committee takes into consideration the results of the most recent say-on-pay vote when it determines CEO compensation.

Each year the Compensation Committee engages in extensive executive compensation discussions with our independent compensation consultant to review best practices and receive a competitive assessment of executive compensation compared to peers. The Committee reviews total compensation and approves each of the elements of executive compensation, and reviews whether compensation programs and practices carry undue risk. During fiscal 2023, the Compensation Committee continued to engage FW Cook as its independent compensation consultant. FW Cook evaluates the competitiveness of the design of the Company’s executive compensation program and recommends appropriate changes, reviews the competitiveness of the compensation of the NEOs and certain other executive officers, evaluates market pay data and competitive-positioning, provides analyses and inputs on program structure, performance measures, and goals, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various management proposals presented to the Compensation Committee related to executive compensation and provides objective analysis and recommendations, and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment. FW Cook does not perform other services for the Company and will not do so without the prior consent of the Compensation Committee. FW Cook meets with the Compensation Committee, outside the presence of management, in executive sessions.

Role of Management and the CEO in Setting Executive Compensation

The Compensation Committee solicits the views of our CEO when making compensation decisions for other NEOs (except his own). None of our NEOs participate in their own compensation discussion.

Use of Peer Data in Setting Our Executive Compensation

The Compensation Committee believes our NEOs’ compensation should be aligned to similarly situated executives within a peer group of companies in order to attract, retain and motivate the highest caliber executive management team critical to our long-term success. While we do not rely solely on benchmark compensation to establish target pay levels, FW Cook conducts an annual review of the compensation programs of peers selected based on size-appropriate comparators operating in retail industries (the “peer group”) that are also traded publicly.

Albertsons Companies	58	2024 Proxy Statement

For fiscal 2023, two companies were added to the peer group – BJ’s Wholesale and Walmart. The Compensation Committee approved these updates given that both companies are commonly listed as industry competitors and increasing the group from 13 to 15 companies provides a more robust and statistically reliable peer group. The Compensation Committee considered the addition of the largest company (Walmart) as counterweighted by the addition of the smallest company (BJ’s), thereby maintaining balance among the peer group and providing a valid comparison for the Company’s executive compensation program.

The compensation peer group that the Compensation Committee used to make its compensation decisions in fiscal 2023 was the following:

Best Buy BJ’s Wholesale Costco CVS Dollar General	Dollar Tree Home Depot Kroger Lowe’s Companies Starbucks	Sysco Target TJX Companies Walgreens Walmart

Compensation Risk Assessment

Our compensation program motivates our leaders to perform and engages them in the Company’s success which contributes to stockholder value. We believe our approach to compensation helps mitigate excessive risk-taking that could harm stockholder value or reward poor judgment by our executives. Below are some highlights of the Company’s compensation program which mitigate risks associated with compensation:

●	balance between “short- and long-term” pay and “fixed and variable” pay;

●	performance-based payouts within range of competitive practices;

●	company performance measured against objective, pre-determined financial metrics;

●	capped payout levels for incentive compensation;

●	stock ownership guidelines for directors, NEOs and upper management;

●	Fault and no-fault based recoupment or clawback policies for upper management; and

●	solicitation of stockholder feedback about our compensation programs on an annual basis.

Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that the compensation program does not create risks that are reasonably likely to have a materially adverse effect on the Company or put the Company at risk.

Albertsons Companies	59	2024 Proxy Statement

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the 2023 Form 10-K. The Board has approved the recommendation.

Compensation Committee

Kim Fennebresque (Chair)
Brian Kevin Turner
Mary Elizabeth West

Albertsons Companies	60	2024 Proxy Statement

Summary Compensation Table

The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Vivek Sankaran Chief Executive Officer	2023	1,500,000	—	10,500,020	2,931,642	193,621	15,125,283
	2022	1,500,000	—	9,499,985	4,904,692	198,453	16,103,130
	2021	1,500,000	2,500,000	—	4,500,000	139,520	8,639,520
Sharon McCollam President and Chief Financial Officer	2023	1,000,000	—	4,399,987	1,221,517	3,716	6,625,220
	2022	1,000,000	—	4,000,021	2,335,569	5,378	7,340,968
	2021	476,923	2,000,000	7,999,986	1,201,923	30,489	11,709,321
Susan Morris Executive Vice President and Chief Operations Officer	2023	1,000,000	—	4,399,987	977,214	92,059	6,469,260
	2022	1,000,000	172,637	4,000,021	1,868,454	105,756	7,146,868
	2021	1,000,000	91,597	3,500,018	2,000,000	146,498	6,738,113
Thomas Moriarty Executive Vice President, General Counsel and Chief Policy Officer	2023	657,692	—	3,499,991	584,221	—	4,741,904
Anuj Dhanda Executive Vice President and Chief Technology and Transformation Officer	2023	750,000	—	2,750,016	732,910	77,980	4,310,906
	2022	750,000	—	2,500,021	1,401,341	75,900	4,727,262
	2021	700,000	3,057,253	1,749,990	1,400,000	139,646	7,046,889

(1)	Reflects the fiscal years ended February 24, 2024, February 25, 2023, and February 26, 2022.

(2)	The reported amount for Mr. Moriarty reflects the pro-rata amount paid based on an annual salary of $900,000. The reported amount for Ms. McCollam for fiscal 2021 reflects the pro-rata amount paid based on an annual salary of $1,000,000.

(3)	Reflects retention bonuses, sign-on bonuses and tax bonuses paid to the NEOs in the form of cash or equity, as set forth in the table below. Mr. Sankaran received a cash retention award pursuant to his employment agreement; Ms. McCollam received a sign-on cash retention award; Mr. Dhanda received a retention award in the form of 129,590 TBRSUs that will vest fully on August 5, 2024, and the reported amount includes the grant date fair market value of the restricted stock units. Mr. Dhanda and Ms. Morris received tax bonuses equal to 4% of the grant date fair market value of certain pre-IPO TBRSU grants upon their vest.

Name	Fiscal Year	Retention Bonus ($)	Sign On Bonus ($)	Tax Bonus ($)
Vivek Sankaran	2023	—	—	—
	2022	—	—	—
	2021	2,500,000	—	—
Sharon McCollam	2023		—	—
	2022	—	—	—
	2021	—	2,000,000	—
Susan Morris	2023	—	—	—
	2022	—	—	172,637
	2021	—	—	91,597
Anuj Dhanda	2023	—	—	—
	2022	—	—	—
	2021	3,000,009	—	57,244

(4)	Reflects the aggregate grant date fair market values of the equity awards at target.

The grant date fair market values were determined based on the closing price per share of Common Stock of $18.63 on May 12, 2021, of $23.15 on August 5, 2021, of $33.50 on September 7, 2021, of $32.17 on September 9, 2021, of $29.15 on February 28, 2022, of $19.20 on March 20, 2023, and of $21.91 on July 3, 2023.

See Notes 1 and 9—Equity-Based Compensation in our audited consolidated financial statements included in our 2023 Form 10-K for a discussion of the assumptions used in the valuation of such awards pursuant to FASB ASC Topic 718.

Albertsons Companies	61	2024 Proxy Statement

As required by the rules of the SEC, the grant date fair market values assuming the maximum level of performance for the PBRSUs are as follows:

Name	Fiscal 2023	Fiscal 2022	Fiscal 2021
Vivek Sankaran	$10,500,020	$9,499,985	N/A
Sharon McCollam	$4,399,987	$4,000,021	$7,999,985
Susan Morris	$4,399,987	$4,000,021	$3,500,018
Thomas Moriarty	$3,499,991	N/A	N/A
Anuj Dhanda	$2,750,016	$2,500,020	$1,749,990

(5)	Reflects amounts paid to the NEOs under our bonus program for the applicable fiscal year. For a discussion of our cash bonus structure see “Compensation Discussion and Analysis—Cash Bonus.”

(6)	Excludes DERs which are factored into the grant date fair value of disclosed equity awards. A detailed breakdown of “All Other Compensation” for fiscal 2023 is provided in the table below:

Name	Fiscal Year	Aircraft ($)(a)	Life Insurance/ Health Benefit ($)	Other Payments ($)(b)	Financial/ Tax Planning ($)	Deferred Compensation Plan Company Contribution ($)(c)	401(k) Plan Company Contribution ($)
Vivek Sankaran	2023	184,684	8,937	—	—	—	—
Sharon McCollam	2023	—	3,716	—	—	—	—
Susan Morris	2023	—	—	57	8,675	73,077	10,250
Anuj Dhanda	2023	—	—	150	—	67,580	10,250

(a)	The aggregate incremental cost to us for Mr. Sankaran’s personal use of Company aircraft.

(b)	Miscellaneous payments.

(c)	Company contributions to the NEO’s Deferred Compensation Plan account. See “Nonqualified Deferred Compensation” table.

Albertsons Companies	62	2024 Proxy Statement

Grants of Plan Based Awards

The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for fiscal 2023.

Name	Approval Date(1)	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Units(5) (#)	Grant Date Fair Value of Stock Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Sankaran			750,000	3,000,000	6,000,000
	2/25/2023	3/20/2023				205,079	273,438	546,876		5,250,010
	2/25/2023	3/20/2023							273,438	5,250,010
Sharon McCollam			312,500	1,250,000	2,500,000
	2/25/2023	3/20/2023				85,937	114,583	229,166		2,199,994
	2/25/2023	3/20/2023							114,583	2,199,994
Susan Morris			250,000	1,000,000	2,000,000					—
	2/25/2023	3/20/2023				85,937	114,583	229,166		2,199,994
	2/25/2023	3/20/2023							114,583	2,199,994
Thomas Moriarty			164,423	657,692	1,315,384
	5/10/2023	7/3/2023				59,904	79,872	159,744		1,749,996
	5/10/2023	7/3/2023							79,872	1,749,996
Anuj Dhanda			187,500	750,000	1,500,000
	2/25/2023	3/20/2023				53,711	71,615	143,230		1,375,008
	2/25/2023	3/20/2023							71,615	1,375,008

(1)	The dates the Compensation Committee approved the grants of the respective long-term incentive awards.

(2)	The grant date of the respective long-term incentive awards.

(3)	Amounts represent the range of cash bonus awards the NEO was potentially entitled to receive based on the achievement of performance goals for fiscal 2023 under our Corporate Incentive Plan. See “Compensation Discussion and Analysis—Cash Bonus” for a description of the bonus process and the target bonus of each NEO for fiscal 2023. The amounts actually paid are reported in the Summary Compensation Table.

(4)	The reported numbers are PBRSUs granted pursuant to the annual equity award. See “Compensation Discussion and Analysis— Long-Term Incentive Award Programs” for a description of the terms of the PBRSUs.

(5)	The reported numbers are TBRSUs granted pursuant to the annual equity award. See “Compensation Discussion and Analysis— Long-Term Incentive Award Programs” for a description of the terms of the TBRSUs.

(6)	The grant date fair values of the TBRSUs and the PBRSUs were determined using the closing price of Common Stock on March 20, 2023 of $19.20 per share and July 3, 2023 of $21.91 per share.

See Notes 1 and 9—Equity Based Compensation in our audited consolidated financial statements included in our 2023 Form 10-K for a discussion of the assumptions used in the valuation of such awards pursuant to FASB ASC Topic 718.

Albertsons Companies	63	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(2)
Vivek Sankaran	479,972(4)	10,290,600	489,671(5)	10,498,456
Sharon McCollam	350,512(6)	7,514,977	200,949(7)	4,308,347
Susan Morris	299,609(8)	6,423,617	191,635(9)	4,108,654
Thomas Moriarty	54,147(10)	1,160,912	79,872(11)	1,712,456
Anuj Dhanda	352,909(12)	7,566,369	115,858(13)	2,483,996

(1)	Includes (i) TBRSUs, (ii) PBRSUs pursuant to Prior Grants that have been earned based on certification by the Compensation Committee and will vest upon the completion of the term of the full award and continued service through the applicable vesting date, and (iii) related DERs. The reported number for Mr. Sankaran includes his performance-based restricted stock.

(2)	Based on closing price of $21.44 per share of Common Stock as of February 23, 2024.

(3)	Reflects PBRSUs pursuant to Prior Grants and fiscal 2023 awards that may be earned based upon certification by the Compensation Committee of the performance achieved for the respective fiscal year and will vest subject to continued service through the applicable vesting date. The numbers have been reported at target. The reported number for Mr. Sankaran includes his performance-based restricted stock. See tables on page 56 for the number of PBRSUs that were earned based on fiscal 2023 performance upon certification by the Compensation Committee.

(4)	Reflects 107,599 shares of restricted stock that vested on April 25, 2024, 168,031 TBRSUs that will vest on February 22, 2025, and 93,227 TBRSUs that will vest on February 28, 2026, provided Mr. Sankaran is employed on the applicable vesting dates. Also reflects 111,115 PBRSUs earned pursuant to the fiscal 2022 award.

(5)	Reflects 107,599 shares of performance-based restricted stock based on fiscal 2023 performance, 145,463 shares of PBRSUs based on fiscal 2023 performance, 145,463 shares of PBRSUs subject to fiscal 2024 performance, and 91,146 shares of PBRSUs subject to fiscal 2025 performance.

(6)	Reflects 70,564 TBRSUs that will vest on February 22, 2025, and 39,064 TBRSUs that will vest on February 28, 2026 provided Ms. McCollam is employed on the applicable vesting date. Also, reflects 112,213 PBRSUs earned pursuant to the fiscal 2021 award and 128,671 PBRSUs earned pursuant to the fiscal 2022 award.

(7)	Reflects 101,690 PBRSUs subject to fiscal 2023 performance, 61,065 PBRSUs subject to fiscal 2024 performance and 38,194 PBRSUs subject to fiscal 2025 performance.

(8)	Reflects 70,565 TBRSUs that will vest on February 22, 2025 and 39,064 TBRSUs that will vest on February 28, 2026 provided Ms. Morris is employed on the applicable vesting dates. Also, reflects 84,048 PBRSUs earned pursuant to the fiscal 2021 award and reflects 105,932 PBRSUs earned pursuant to the fiscal 2022 award.

(9)	Reflects 92,376 PBRSUs that may be earned based on fiscal 2023 performance, 61,065 PBRSUs that may be earned based on fiscal 2024 performance, and 38,194 PBRSUs that may be earned based on fiscal 2025 performance.

(10)	Reflects 27,073 TBRSUs that will vest on February 22, 2025 and 27,074 TBRSUs that will vest on February 28, 2026 provided Mr. Moriarty is employed on the applicable vesting dates.

(11)	Reflects 26,624 PBRSUs that were subject to being earned based on fiscal 2023 performance, 26,624 PBRSUs that may be earned based on fiscal 2024 performance, and 26,624 PBRSUs that may be earned based on fiscal 2025 performance.

(12)	Reflects 180,344 TBRSUs that will vest on August 5, 2024, 44,102 TBRSUs that will vest on February 22, 2025, and 24,418 TBRSUs that will vest on February 28, 2026 provided Mr. Dhanda is employed on the applicable vesting dates. Also, reflects 43,246 PBRSUs earned pursuant to the fiscal 2021 award and 60,799 PBRSUs earned pursuant to the fiscal 2022 award.

(13)	Reflects 53,820 PBRSUs that may be earned based on fiscal 2023 performance, 38,166 PBRSUs that may be earned based on fiscal 2024 performance, and 23,872 PBRSUs that may be earned based on fiscal 2025 performance.

Albertsons Companies	64	2024 Proxy Statement

Option Exercises and Stock Vested

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Vivek Sankaran	672,191	9,451,558
Sharon McCollam	213,430	4,472,413
Susan Morris	526,762	10,813,481
Thomas Moriarty	27,073	580,445
Anuj Dhanda	249,169	5,122,397

(1)	Excludes performance-based restricted stock and PBRSUs related to Prior Grants that vested upon certification by the Compensation Committee in April 2024 based on fiscal 2023 performance. Includes DERs issued for regular quarterly dividends as well as for the $6.85 per share Special Dividend paid on January 20, 2023 (the “Special Dividend”). Excludes the Special Dividend paid in cash to Mr. Dhanda and Ms. Morris related to equity awards without DERs that vested during fiscal 2023.

(2)	Calculated based on the closing price of Common Stock on the vesting date multiplied by the number of vested shares.

Nonqualified Deferred Compensation

The following table shows the executive and Company contributions, earnings, and account balances for the NEOs under the Deferred Compensation Plans during fiscal 2023. The Deferred Compensation Plans are nonqualified deferred compensation arrangements intended to comply with Section 409A of the Code. See “Compensation Discussion and Analysis—Deferred Compensation Plan” for a description of the terms and conditions of the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Deferred Compensation Plans are subject to claims of our creditors.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Vivek Sankaran	—	—	—	—	—
Sharon McCollam	—	—	—	—	—
Susan Morris	—	73,077	273,150	—	1,946,871
Thomas Moriarty	—	—	—	—	—
Anuj Dhanda	1,383,014	67,580	166,966	—	4,630,751

(1)	All executive contributions represent amounts deferred by each NEO under a Deferred Compensation Plan and are included as compensation in the Summary Compensation Table. All Company contributions are reported under “All Other Compensation” in the Summary Compensation Table. See footnote (6) of the Summary Compensation Table. Ms. Morris did not contribute any (base salary or cash bonus) in fiscal 2023 but received the reported amount in fiscal 2023 for fiscal 2021 cash bonus paid in 2022. The reported amount of $1,383,014 for Mr. Dhanda includes deferrals for base salary for 2022 and cash bonus for 3 quarters for fiscal 2023 and 1 quarter and annual for fiscal 2022.

(2)	These amounts are not reported in the Summary Compensation Table as none of the earnings are based on interest above the market rate.

Albertsons Companies	65	2024 Proxy Statement

Discussion of the Terms of the Employment Agreements with Our NEOs

Below is a summary of the key provisions under the employment agreements with our NEOs.

Vivek Sankaran

Term and Renewal Provisions. Mr. Sankaran’s employment agreement had an initial term of three years with an automatic renewal for additional one-year periods at the end of each year until the termination of his employment.

Salary and Bonus. Mr. Sankaran is entitled to receive an annual base salary subject to increase from time to time as determined by our Board or the Compensation Committee. He is also eligible to receive a cash bonus for the fiscal year in an amount determined by the Board or Compensation Committee.

Equity Awards. Following the completion of the initial three years of his employment, Mr. Sankaran was eligible to receive equity-based incentive awards at such times and subject to such terms and conditions as awards made to other senior executives of the Company. Beginning fiscal 2023, Mr. Sankaran has received the annual long-term incentive award.

Benefits. Mr. Sankaran is entitled, if and to the extent eligible, to participate in the Company’s benefit plans that are available to other senior executives of the Company and on the same terms as such other executives. In addition, the Company maintains a $5 million life insurance policy for Mr. Sankaran.

Perquisites. During the term of his employment, Mr. Sankaran is entitled to the use of a corporate aircraft for up to fifty (50) hours per year for his personal use, his family members, and guests at no cost to him except to pay income taxes at the lowest permissible rate.

Sharon McCollam

Term and Renewal Provisions. Ms. McCollam’s employment agreement has an initial term of three years with an automatic renewal for additional one-year periods at the end of each year until the termination of her employment.

Salary and Bonus. Ms. McCollam is entitled to receive an annual base salary subject to increase from time to time as determined by our Board or the Compensation Committee. She is also eligible to receive a cash bonus for the fiscal year in an amount determined by the Board or Compensation Committee.

Equity Awards. During the Term (as defined in Ms. McCollam’s employment agreement), Ms. McCollam is eligible to receive an annual equity award grant with a fair market value of not less than $4 million with an equal split between TBRSUs and PBRSUs.

Employment Agreements with Other NEOs

During fiscal 2022, the Compensation Committee approved a form employment agreement (“Form Employment Agreement”) for senior Company executives except for Mr. Sankaran and Ms. McCollam. The Company entered into the Form Employment Agreement with Ms. Morris and Messrs. Moriarty and Dhanda, and the terms are as follows:

Term. The term shall continue until termination of the executive’s employment.

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Termination provisions and benefits. The executive can terminate employment, subject to certain notice and cure provisions, on the basis of Good Reason (as defined in the Form Employment Agreement) in the event of (i) a material reduction in the executive’s base salary or target bonus opportunity, unless such decrease is part of a temporary, uniform reduction in salary for all executive officers of the Company that is undertaken in the reasonable business judgment of the Board, based on the Company’s financial performance or a reasonably anticipated economic downturn; (ii) relocation of the executive’s principal location of work to any location that is in excess of thirty (30) miles from the executive’s principal work location on the effective date of the Form Employment Agreement; or (iii) a material diminution in the executive’s authority, responsibilities or duties. The executive shall also be entitled to receive the bonus (on a pro rata basis) upon termination for Good Reason or without Cause (as defined in the Form Employment Agreement).

In the event the executive’s employment terminates due to death or Disability (as defined in the Form Employment Agreement), the executive or the executive’s estate (in the case of the executive’s death), shall be entitled to receive a lump sum payment equal to the earned but unpaid portion of any bonus earned in respect of any performance period that is completed prior to the executive’s death or Disability.

All executive employment agreements contain indemnification provisions and various covenants, including covenants related to confidentiality, non-competition, non-solicitation and non-disparagement.

Potential Payments Upon Termination of Employment

The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination. The estimated payments disclosed in the tables following the narrative discussion exclude Accrued Benefits (defined below) accrued through February 24, 2024 that would be paid in the normal course of continued employment. The value of the equity awards is based on the terms of our equity award agreements and the closing price of our Common Stock on February 26, 2024 of $21.57 per share.

The treatment of equity awards for NEOs is set forth below:

	Termination due to Death or Disability	Termination – By Company with Cause/By Executive without Good Reason	Termination – By Company without Cause/By Executive for Good Reason	Termination due to Death or Disability and Change In Control	Termination – By Company without Cause/Good Reason and Change in Control
TBRSUs	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date	None	For Ms. McCollam only, accelerated vesting of TBRSUs that would vest on the next anniversary of the grant date after termination of service	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date	Accelerated vesting of all (100%) outstanding TBRSUs in which the NEO has not yet become vested, payable on the Termination Date
PBRSUs	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date	None	For Ms. McCollam only, vest of any PBRSUs that would have vested as of the last day of the fiscal year in which termination occurred based on the applicable accrual factor	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date	Accelerated vesting (100%) of PBRSUs equal to the target for each open fiscal year of the award term, payable on the Termination Date

Termination by Company for cause, by the NEO without good reason or non-renewal of the employment agreement by the NEO: In the event the NEO’s employment is terminated by us for “cause” (as defined in each executive employment agreement) or under a voluntary termination without “good reason” (as defined in each executive employment agreement) or the NEO does not renew his or her employment agreement, the NEO will receive accrued but unpaid Base Salary through the date of termination, the earned but unpaid portion of any cash bonus in respect of any completed performance period prior to termination, payment for accrued but unused vacation days, vested benefits to which the executive is entitled to under the Company’s plans, programs or arrangements in which the executive participates and all reimbursable expenses (“Accrued Benefits”).

Albertsons Companies	67	2024 Proxy Statement

Termination by the Company without cause or by the executive for good reason: If Mr. Sankaran’s employment is terminated by us without cause or if he voluntarily resigns for good reason, Mr. Sankaran would be entitled to receive (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 200% of the sum of Mr. Sankaran’s base salary plus target bonus, (iii) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid, (iv) payment of the unvested or unpaid portions of the sign-on retention award and (v) cost of reimbursement for health care for Mr. Sankaran and his dependents up to 18 months. In addition, as stated above, Mr. Sankaran will become vested in the Time-Based Restricted Stock that he would have become vested on the next anniversary of the grant date following such termination of employment.

If Ms. McCollam’s employment is terminated by us without cause or if she voluntarily resigns for good reason, Ms. McCollam would be entitled to receive (i) a lump sum payment in an amount equal to 200% of the sum of Ms. McCollam’s base salary plus target bonus, (ii) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid and (iii) cost of reimbursement for health care for Ms. McCollam and her dependents up to 18 months.

If Messrs. Dhanda and Moriarty or Ms. Morris’s employment is terminated by us without cause or by the executive voluntarily for good reason, the executive would be entitled to (i) a lump sum payment in an amount equal to 200% of the sum of his or her base salary plus target bonus; (ii) earned but unpaid portion of any bonus earned in respect of any completed performance period completed prior to the termination date; (iii) a bonus that would have been earned based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid; and (iv) reimbursement of the cost of continuation coverage of group health coverage for a period of 18 months.

All payments for termination by us without cause or by executive for good reason are subject to the execution of a release by the executive.

Name	Potential Payments Upon Termination By Company Without Cause or By Executive For Good Reason
	Base + Paid Bonus	Unpaid Bonus(1)	Health Coverage	Equity	Total
Vivek Sankaran	$9,000,000	$1,521,462	$32,371	$4,641,821	$15,195,653
Sharon McCollam	$4,500,000	$633,942	$32,663	$8,911,387	$14,077,992
Susan Morris	$4,000,000	$507,154	$25,034	$—	$4,532,188
Thomas Moriarty	$3,600,000	$343,317	$24,817	$—	$3,968,134
Anuj Dhanda	$3,000,000	$380,365	$13,716	$—	$3,394,081

(1)	Includes quarterly cash bonus for Q4 fiscal 2023 and annual cash bonus for fiscal 2023.

Termination due to death or disability: If Mr. Sankaran’s employment terminates due to his death or is terminated due to his disability (as defined in each executive employment agreement), Mr. Sankaran or his legal representative, as appropriate, would be entitled to receive (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 25% of Mr. Sankaran’s base salary, (iii) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid, (iv) payment of the unvested or unpaid portions of the sign-on retention award and (v) cost of reimbursement for health care for Mr. Sankaran and his dependents up to 18 months. Mr. Sankaran’s sign-on retention award was fully paid in fiscal 2021.

Albertsons Companies	68	2024 Proxy Statement

If Ms. McCollam’s employment terminates due to her death or is terminated due to her disability, Ms. McCollam or her legal representative, as appropriate, would be entitled to receive, (i) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid, (ii) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (iii) a lump sum payment in an amount equal to 25% of Ms. McCollam’s base salary, and (iv) cost of reimbursement for health care for Ms. McCollam and her dependents up to 18 months.

If Messrs. Dhanda and Moriarty or Ms. Morris’ employment is terminated due to death or disability, the executive or executive’s representative shall be entitled to receive a lump sum payment equal to (i) a bonus based on actual performance metrics for the fiscal year in which termination occurs, but prorated based on the number of days of service during the applicable fiscal year through the termination date and payable at the same time it would otherwise be paid and (ii) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination.

All payments for termination due to death or disability are subject to the execution of a release by the executive or his or her representative, as appropriate.

Name	Potential Payments Upon Termination Due to Death or Disability
	Base Salary	Unpaid Bonus(1)	Health Coverage	Equity	Total
Vivek Sankaran	$375,000	$1,521,462	$32,371	$20,533,680	$22,462,513
Sharon McCollam	$250,000	$633,942	$32,663	$11,895,014	$12,811,619
Susan Morris	$—	$507,154	$—	$10,596,133	$11,103,287
Thomas Moriarty	$—	$343,317	$—	$2,890,790	$3,234,107
Anuj Dhanda	$—	$380,365	$—	$10,111,304	$10,491,669

(1)	Includes quarterly cash bonus for Q4 fiscal 2023 and annual cash bonus for fiscal 2023.

Termination Upon Change in Control: The following tables provide the amounts payable to the NEOs upon severance without cause, for a good reason or death or disability within 24 months following a Change in Control (as defined in the executive’s equity award agreements), assuming such triggering event occurred on February 24, 2024. Additionally, if Mr. Sankaran’s employment is terminated by us without cause or Mr. Sankaran resigns for good reason following a change in control or within the 180-day period immediately prior to a change in control, Mr. Sankaran will become fully vested in the Time-Based Restricted Stock. Mr. Sankaran's Time Based Restricted Stock fully vested on its terms at the end of fiscal 2023.

Name	Potential Payments Upon Termination By Company Without Cause or By Executive For Good Reason after a Change in Control
	Base + Paid Bonus	Unpaid Bonus	Health Coverage	Equity	Total
Vivek Sankaran	$9,000,000	$1,521,462	$32,371	$20,915,200	$31,469,032
Sharon McCollam	$4,500,000	$633,942	$32,663	$11,895,014	$17,061,619
Susan Morris	$4,000,000	$507,154	$25,034	$10,596,133	$15,128,321
Thomas Moriarty	$3,600,000	$343,317	$24,817	$2,890,790	$6,858,924
Anuj Dhanda	$3,000,000	$380,365	$13,716	$10,111,304	$13,505,385

Name	Potential Payments Upon Termination Due to Death or Disability after a Change in Control
	Base Salary	Unpaid Bonus	Health Coverage	Equity	Total
Vivek Sankaran	$375,000	$1,521,462	$32,371	$20,915,200	$22,844,032
Sharon McCollam	$250,000	$633,942	$32,663	$11,895,014	$12,811,619
Susan Morris	$—	$507,154	$—	$10,596,133	$11,103,287
Thomas Moriarty	$—	$343,317	$—	$2,890,790	$3,234,107
Anuj Dhanda	$—	$380,365	$—	$10,111,304	$10,491,670

Retention Agreements

As previously disclosed, the Company entered into retention agreements with Mmes. McCollam and Morris and Mr. Dhanda, pursuant to which they were granted special retention incentive awards (each, an “SRI Award”) in the amounts of $4 million, $4 million and $1 million, respectively, in connection with the proposed Merger with The Kroger Co. Mr. Moriarty’s SRI Award is $2.7 million.

Albertsons Companies	69	2024 Proxy Statement

Each SRI Award will be payable in cash in two equal installments. The first installment will be payable on the closing date of the Merger and the second installment will be payable six months thereafter, subject to the executive’s continued employment through the applicable payment dates with the surviving corporation of the Merger (or such other affiliate that employs the executive after the closing of the Merger). If an executive is terminated on or after the closing date of the Merger, any unpaid SRI Award will become payable (i) if the executive was terminated without “cause,” (ii) due to the executive’s “death or disability,” or (iii) if the executive resigned for “good reason” (each term as defined in the executive’s respective employment agreement). The retention agreements include customary restrictive covenants of nondisclosure, non-disparagement, non-solicitation and non-competition (as applicable). The restrictive covenants survive a termination of employment for a period of twelve months. In the event the Merger agreement is terminated, the SRI Award will be paid in two equal installments with the first installment to be paid on the later of (a) the Merger agreement termination date or (b) October 13, 2024, and the second installment to be paid on the later of (x) the Merger agreement termination date or (y) October 13, 2025.

There is no retention agreement with Mr. Sankaran.

Termination due to non-renewal of employment agreement by the Company: If Mr. Sankaran’s employment agreement is not renewed by us, he will be entitled to receive a lump sum cash payment equal to the sum of (i) any earned but unpaid bonus with respect to any completed performance period prior to the date of termination, (ii) a lump sum payment in an amount equal to 200% of the sum of Mr. Sankaran’s base salary plus target bonus, and (ii) cost of reimbursement for health care for Mr. Sankaran and his dependents up to 18 months.

If Ms. McCollam’s employment terminates due to the employment agreement not renewed by us, she will be entitled to receive (i) a lump sum payment in an amount equal to 200% of the sum of Ms. McCollam’s base salary plus target bonus, and (ii) cost of reimbursement for health care for Ms. McCollam and her dependents up to 18 months. The Initial Term of Ms. McCollam’s employment agreement is three years and subject to renewal in September 2024.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, the Company is providing information about the relationship of the annual total compensation of our median employee and the annual compensation of our CEO for fiscal 2023. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee, payroll data was collected for all employees, whether employed on a full-time, part-time, or seasonal basis, as of December 31, 2023, excluding the CEO. As permitted by the SEC, we excluded employee populations in jurisdictions outside of the United States comprising less than 5% of our total employees.

We used total W-2 compensation as we believe the use of W-2 compensation is a consistently applied compensation measure. Using this methodology, we determined that our median employee is a non-exempt, full-time hourly employee with an annual total compensation of $31,781 for fiscal 2023. The annual total compensation of our CEO for fiscal 2023, as reported in the Summary Compensation Table, was $15,125,283.

Based on the information set forth above, for fiscal 2023 the estimated ratio of the annual compensation of our CEO to the annual compensation of our median employee was 475 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules and guidance promulgated by the SEC as of the date of this proxy statement. We have derived this estimate based on our payroll and employment records, the compensation for our CEO as set forth in the Summary Compensation Table, and the methodologies described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Albertsons Companies	70	2024 Proxy Statement

Pay Versus Performance Disclosure

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and Non-PEO NEOs and certain financial performance metrics of the Company for the fiscal years listed below.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect the value actually realized by our NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee does not use CAP as a basis for making compensation decisions. Please refer to our CD&A for a discussion of our executive compensation program objectives and the ways in which we design our program to align executive compensation with Company performance.

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)			Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($) (in millions)	Adjusted EBITDA (in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$15,125,283	$18,654,872	$5,536,823	$6,712,983	$198.81	$154.67	$1,296.0	$4,317.7
2022	$16,103,130	$25,769,696	$6,058,219	$6,794,406	$186.27	$107.09	$1,513.5	$4,677.0
2021	$8,639,520	$27,635,047	$6,999,472	$13,173,472	$198.34	$131.03	$1,619.6	$4,398.4
2020	$8,483,335	$10,110,232	$6,452,961	$4,285,950	$105.93	$118.97	$850.2	$4,524.0

(b)	Reflects compensation amounts reported in the Summary Compensation Table for our PEO, Vivek Sankaran, for the respective fiscal years shown in column (a).

(c)	Reflects CAP to our PEO in each of fiscal 2023, 2022, 2021 and 2020, adjusted as set forth in the table below, as determined in accordance with the SEC rules. For awards with dividend rights, these amounts are paid in cash or Company shares once the underlying award vests and are incorporated as applicable in the table below.

PEO	2020	2021	2022	2023
Summary Compensation Table Total	$8,483,335	$8,639,520	$16,103,130	$15,125,283
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$—	$—	$(9,499,985)	$(10,500,020)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$—	$—	$6,617,534	$9,876,672
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$1,084,598	$13,121,698	$(3,951,035)	$531,887
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$1,115,650	$1,954,170
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$154,943	$5,021,645	$(1,100,738)	$97,692
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—
+ Value of Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	$387,356	$852,184	$16,485,140	$1,569,189
Compensation Actually Paid Total	$10,110,232	$27,635,047	$25,769,696	$18,654,872

(d)	Average of summary compensation paid to non-PEO NEOs during fiscal 2023, 2022, 2021 and 2020. Average taken across the non-PEO NEOs as follows:

2023: Sharon McCollam, Susan Morris, Thomas Moriarty, and Anuj Dhanda

2022: Sharon McCollam, Susan Morris, Juliette Pryor, and Anuj Dhanda

2021: Sharon McCollam, Robert Dimond, Anuj Dhanda, Susan Morris, and Christine Rupp

2020: Robert Dimond, Susan Morris, Juliette Pryor, and Christine Rupp

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(e)	Reflects average CAP to non-PEO NEOs in each of fiscal 2023, 2022, 2021 and 2020, adjusted as set forth in the table below, as determined in accordance with the SEC rules. For awards with dividend rights, these amounts are paid in cash or shares of our Common Stock once the underlying award vests and are incorporated as applicable in the table below.

NON-PEO NEOs	2020 Average	2021 Average	2022 Average	2023 Average
Summary Compensation Table Total	$6,452,961	$6,999,472	$6,058,219	$5,536,823
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(3,659,455)	$(3,625,000)	$(3,125,012)	$(3,762,496)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$840,571	$4,543,324	$2,176,832	$3,437,323
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$601,439	$2,200,072	$(1,030,267)	$149,369
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$810,529	$410,153	$680,104
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$50,434	$2,740,644	$(841,677)	$190,338
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$(521,955)	$—	$—
+ Value of Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year That Are Not Included in the Total Compensation for the Fiscal Year	$—	$26,386	$3,146,158	$481,522
Compensation Actually Paid Total	$4,285,950	$13,173,472	$6,794,406	$6,712,983

(f)	For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of the Company for the measurement periods ending on February 24, 2024, February 25, 2023, February 26, 2022 and February 27, 2021, respectively.

(g)	Represents the total cumulative stockholder return of S&P 500 Retail Index (“Peer Group TSR”) for the measurement periods ending on February 24, 2024, February 25, 2023, February 26, 2022 and February 27, 2021, respectively.

(h)	Reflects “Net Income” as reported in the company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended February 24, 2024, February 25, 2023, February 26, 2022 and February 27, 2021, respectively.

(i)	Company Selected Measure is Adjusted EBITDA which is described below.

Discussion of Information Presented in Pay Versus Performance Table

Below are graphs showing the relationship of CAP to our PEO and other NEOs in each of fiscal 2020, 2021, 2022 and 2023 to (1) both Company TSR and Peer Group TSR, (2) the Company’s net income and (3) the Company’s Adjusted EBITDA.

CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant increase to 2021 CAP). For a discussion of how our Compensation Committee assessed the Company’s performance and our NEOs’ pay each year, see our CD&A in this proxy statement and in the proxy statements for fiscal 2020, fiscal 2021 and fiscal 2022.

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Most Important Financial Performance Measures

The following financial performance measures represent, in the Company’s assessment, the most important financial measures the Company used to link compensation that we actually paid to our NEOs in fiscal 2023 as further described in our CD&A.

Measure	Nature	Explanation
Adjusted EBITDA	Financial	Adjusted EBITDA was the primary financial metric of our fiscal 2023 annual incentive plan, and we consider it to be an important indicator of our overall business performance. Adjusted EBITDA is calculated as earnings (net loss) before interest, income taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not consider in assessing our ongoing core performance.
Identical Sales (“ID Sales”)	Financial	ID Sales include stores operating during the same period in both the current year and the prior year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales. Acquired stores become identical on the one-year anniversary date of the acquisition.
Adjusted EPS	Financial	Adjusted EPS is calculated as Adjusted net income divided by the weighted average diluted Class A common shares outstanding, as adjusted to reflect all restricted stock units and awards outstanding for the period, as well as the conversion of Convertible Preferred Stock when it I antidilutive for GAAP. We define Adjusted net income as GAAP net income adjusted to eliminate the effects of items management does not consider in assessing our ongoing core performance.
ROIC	Financial	ROIC is calculated as Adjusted ROIC operating income divided by average invested capital. Adjusted ROIC operating income is calculated using GAAP operating income and adding back certain items considered non-core or not applicable to the analysis of our returns. Specifically, Adjusted ROIC operating income adds back depreciation and amortization expense, rent expense, LIFO expense (income), (gains) loss on the sale of assets and other items that management does not consider in assessing our ongoing core operating income performance. Average Invested Capital is calculated as the sum of (1) the average of our total assets, (2) the average LIFO reserve and (3) the average accumulated depreciation and amortization; minus (1) the average taxes receivable, (2) the average trade accounts payable, (3) the average accrued salaries and wages, (4) the average non-operating investments and (5) the average other current liabilities, excluding accrued income taxes. Averages are calculated for ROIC by adding the beginning balance of the first quarter and the ending balance of the fourth quarter and dividing by two.

The information in this section shall not be deemed to be incorporated by reference into any future filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

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Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by:

●	each person known by us to own beneficially 5% or more of our outstanding shares of Common Stock;

●	each of our directors;

●	each of our NEOs; and

●	our directors and executive officers as a group.

We have based percentage ownership of our Common Stock on 579,090,041 shares of our Common Stock outstanding as of the Record Date, except as noted below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, none of the persons listed in the following table owns any securities that are convertible into Common Stock at his or her option currently or within 60 days of the Record Date. Unless otherwise indicated, the address for each 5% stockholder, director and executive officer listed below is c/o Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706.

Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% Stockholders: Cerberus Capital Management, L.P.(1)	151,818,680	26.2%
The Vanguard Group(2)	32,824,226	5.7%
Directors: Sharon Allen(3)	176,628	*
James Donald	2,458,906	*
Kim Fennebresque	109,150	*
Chan Galbato(1)	22,311	*
Allen Gibson	42,145	*
Lisa Gray(1)	1,673	*
Sarah Mensah	1,304	*
Vivek Sankaran(4)	2,094,815	*
Alan Schumacher(5)	109,650	*
Brian Kevin Turner	144,854	*
Mary Elizabeth West	25,991	*
Named Executive Officers: Anuj Dhanda	365,297	*
Sharon McCollam	299,188	*
Thomas Moriarty	14,369	*
Susan Morris	773,717	*
All directors and executive officers as a group (19 Persons)	7,314,638	1.26%

*	Represents less than 1%.

(1)
Based on the statement on Schedule 13G/A filed on February 14, 2024. Cerberus may be deemed to beneficially own the reported shares of Common Stock and filed the Schedule 13G/A on behalf of Cerberus Albertsons Incentive LLC (“Cerberus Albertsons”) and Cerberus Iceberg LLC (“Cerberus Iceberg”), each of which are funds managed by Cerberus and/or one or more of its affiliates.

Mr. Galbato and Ms. Gray are affiliated with Cerberus and disclaim ownership of Cerberus shares. The address for Cerberus is 875 Third Avenue, New York, New York 10022.

(2)	Based on the statement on Schedule 13G filed on February 13, 2024. The address for the Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(3)	Includes 2,000 shares of Common Stock held by the Richard and Sharon Allen Trust (the “Allen Trust”). Sharon Allen, as trustee, is deemed to have voting and dispositive power over the securities held by the Allen Trust.

(4)	Includes 1,930,326 shares of Common Stock held by Sankaran Family Ltd., a Texas limited partnership of which Mr. Sankaran is a limited partner.

(5)	Certain of the shares are held by The Alan H. Schumacher Declaration of Trust Dated October 19, 2001 (the “Schumacher Trust”). Alan Schumacher, as trustee, is deemed to have voting and dispositive power over the shares held by the Schumacher Trust.

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Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of February 24, 2024. All outstanding awards relate to our Common Stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Equity Awards (a)	Weighted- Average Exercise Price of Outstanding Equity Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	—	—	29,752,454(1)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	—	—	29,752,454

(1)	Includes shares that may be issued under PBRSU awards if performance metrics are achieved. Of such amount, as of the Record Date, there is a maximum of 2,266,229 shares of PBRSUs that have been certified (or earned) and issuable under PBRSU awards with remaining performance periods and 8,799,228 unearned shares potentially issuable if maximum performance is achieved under the PBRSU awards with remaining performance periods. It also includes 5,763,692 shares issuable under TBRSU awards if the applicable service periods are met.

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Questions and Answers About the Annual Meeting and Voting

1.	Why is the Annual Meeting being held online?

The Annual Meeting is being conducted virtually to allow a larger number of our stockholders the opportunity to participate. A virtual format will provide the same rights and advantages that would be provided at an in-person meeting. Stockholders may submit questions online before and during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.

2.	Who is entitled to vote at the Annual Meeting?

Only stockholders of record or beneficial owners of our Common Stock as of the Record Date are entitled to receive notice of and to vote at our Annual Meeting. As of the Record Date, there were approximately 579,090,041 shares of Common Stock outstanding and entitled to vote.

3.	How do I attend the Company’s Annual Meeting?

Stockholders as of the Record Date must use the following link: www.virtualshareholdermeeting.com/ACI2024 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, stockholders will be able to vote shares electronically on all items to be considered at the Annual Meeting. Those without a 16-digit control number will be admitted to the virtual-only Annual Meeting as guests, but guests will not have the ability to vote or otherwise participate.

4.	What different methods can I use to vote?

If you are a stockholder of record, you may vote:

●	via the Internet — Visit www.proxyvote.com. Follow the instructions shown on your proxy card. Votes submitted via the internet must be received by 9:59 p.m. Mountain Daylight Time, on August 7, 2024;

●	by telephone — Follow the instructions shown on your proxy card. Votes submitted by telephone must be received by 9:59 p.m. Mountain Daylight Time, on August 7, 2024;

●	by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting; or

●	by attending the virtual Annual Meeting — Follow the instructions on the Annual Meeting Website. You will need the control number printed on your proxy card. Submitting your proxy, whether via the Internet, by telephone, or by mail will not affect your right to vote at the virtual Annual Meeting should you decide to attend the Annual Meeting.

If you are a beneficial holder, you may vote:

●	by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. If you have not received a voting instruction form from your bank or broker, you may contact it directly to provide instructions on how you wish to vote. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 9:59 p.m. Mountain Daylight Time, on August 7, 2024; or

●	by attending the virtual Annual Meeting — If you wish to vote at the Annual Meeting, you will need to obtain a voting instruction form from your broker or bank that holds your shares of record. You will need the control number printed on your voting instruction form in order to vote at the Annual Meeting.

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5.	How can I submit questions for the Annual Meeting?

If you have questions pertaining to the business of the Annual Meeting, you may submit it in advance of the Annual Meeting by visiting www.proxyvote.com beginning June 21, 2024 and until 9:59 p.m. Mountain Daylight Time, on August 4, 2024. You should have a proxy card or voting instruction form in hand when you access the website and follow the instructions. You may also ask questions during the Annual Meeting. In order to allow us to answer questions from as many stockholders as possible during the Annual Meeting, each stockholder will be limited to one question. Questions pertinent to the business of the Annual Meeting will be read aloud and answered during the Annual Meeting, subject to time constraints. Appropriate questions received that are not addressed at the Annual Meeting will be posted, along with our responses, in the Investor Relations section of our website as soon as practical after the conclusion of the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or questions that are not directly related to the business of the Annual Meeting, you can contact us separately after the Annual Meeting through the Investor Relations section of our website.

6.	What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page.

7.	Why did I receive only a Notice of Internet Availability of Proxy Materials?

We are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about June 21, 2024, we mailed a Notice of Internet Availability of Proxy Materials to certain of our stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

8.	What is the purpose of holding the Annual Meeting?

We are holding the Annual Meeting to act on the proposals presented in the proxy statement.

9.	What is the Record Date and what does it mean?

The Record Date for the Annual Meeting is June 11, 2024. The Record Date is established by the Board as required by Delaware law. Owners of record of our Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the Annual Meeting, and

(b)	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

10.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a)	Stockholder of record: If your shares are registered in your name with our transfer agent, Equinity Trust Company, LLC, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote at the Annual Meeting.

(b)	Stockholder who holds stock in street name: If your shares are held by a broker or by a bank, you are considered a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.

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Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a voting instruction form from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.

11.	How many shares must be present to hold the Annual Meeting?

The representation at the Annual Meeting in-person or by proxy of holders entitled to cast at least a majority of the votes constitutes a quorum at the Annual Meeting. This is called a “quorum.” Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof until a later time. Your shares are considered “present” at the Annual Meeting if: (1) you are present and vote at the Annual Meeting; (2) you vote via the Internet, by telephone or by mail; (3) you are represented by proxy. Abstentions, broker votes and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

12.	What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Vivek Sankaran, Sharon McCollam and Thomas Moriarty have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be present or represented at the Annual Meeting. It is important that you attend the Annual Meeting or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.

13.	What happens if I do not give specific voting instructions?

Stockholder of Record

If you are a stockholder of record and you do not:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

●	sign and return a proxy card with specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner

If you own shares through a broker or bank and do not provide voting instructions to the broker or bank holding your shares, your broker or bank may represent your shares at the Annual Meeting for purposes of obtaining a quorum. Your broker or bank may vote your shares in its discretion on some “routine matters.” However, with respect to “non-routine matters,” your broker or bank may not vote your shares for you. With respect to these “non-routine matters,” the aggregate number of unvoted shares is reported as “broker non-votes”.

14.	Which proposals are called “routine” or “non-routine”?

Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte and Touche as the Company’s independent registered public accounting firm for the 2024 fiscal year (Proposal 2) is considered a “routine” matter, and the election of directors (Proposal 1) and the non-binding, annual advisory vote on executive compensation (Proposal 3) are considered “non-routine” matters.

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15.	What are broker non-votes?

If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”

16.	How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific proposals.

17.	What is the voting requirement for each of the proposals?

Approval of Proposal 1: Since this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election by the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of the nominees.

Approval of Proposal 2: The ratification of the appointment of Deloitte and Touche requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes may arise as certain brokers and banks may not exercise discretionary authority to vote your shares for routine matters. Abstentions will have no effect on this proposal.

Approval of Proposal 3: The annual advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.

18.	How does the Board recommend I vote?

The Board recommends that you vote:

●	FOR each of the nominees for director;

●	FOR the ratification of the appointment of Deloitte and Touche as our independent registered public accounting firm for the 2024 fiscal year; and

●	FOR the non-binding, advisory vote to approve our executive compensation.

19.	Can I revoke or change my proxy? If so, how?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.

If you are a stockholder of record, your proxy can be revoked in several ways:

●	by timely delivery of a written revocation to the Company Secretary;

●	by submitting another valid proxy bearing a later date; or

●	by attending the Annual Meeting and voting your shares before the polls close at the Annual Meeting.

If your shares are held in street name, you must contact your broker or bank to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank, or, by attending the Annual Meeting and voting before the polls close at the Annual Meeting if you have obtained a voting instruction form from your broker or bank giving you the right to vote your shares.

20.	Who counts the votes?

The Company has retained a representative of Broadridge Financial Solutions to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

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21.	Who pays for this proxy solicitation?

The Company pays for this proxy solicitation. We use Broadridge Financial Solutions, its agents, and brokers to distribute all proxy materials to our stockholders and pay customary fees and expenses for such distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, to assist with the solicitation for a fee of $10,000 plus reasonable out-of-pocket expenses.

22.	Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2 and 3 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

23.	Where can I find the voting results?

Preliminary voting results are expected to be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

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Stockholder Proposals and Director Nominations for the 2025 Annual Meeting of Stockholders

Stockholders wishing to include a proposal for stockholder consideration in our 2025 proxy statement or bring business before our annual meeting of stockholders in 2025 must send notice to our Corporate Secretary at our principal executive offices at 250 Parkcenter Blvd., Boise, Idaho 83706 by registered, certified or express mail and provide the required information and follow the other procedural requirements described below.

Stockholder Proposals for Inclusion in our 2025 Proxy Statement

Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2025 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by our Corporate Secretary at the address set forth above no later than the close of business on February 21, 2025. If the date of our 2025 annual meeting is more than 30 days before or after the anniversary date of August 8, 2024, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Other Stockholder Proposals or Nominations for Presentation at the 2025 Annual Meeting

Our bylaws provide procedures by which a stockholder may bring business before any meeting of stockholders or nominate individuals for election to our Board at an annual meeting of stockholders. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8 or to nominate one or more persons for election to our Board, the stockholder must deliver a written notice to our Corporate Secretary at the address above and provide the information required by the provisions of our bylaws dealing with stockholder proposals or director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than May 10, 2025 and no earlier than April 10, 2025. The requirements for such stockholder’s notice are set forth in our bylaws.

Candidates proposed by stockholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the Governance Committee under criteria similar to the evaluation of other candidates set forth above in “Corporate Governance-Board Composition-Director Qualifications.” Candidates submitted this way may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision.

Cerberus has director nomination rights pursuant to our Stockholders’ Agreement. See “Corporate Governance-Director Nomination Process-Nomination Rights and Support Obligations under Certain Agreements” above for more information.

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Other Matters

Our Board does not presently intend to bring any other business before the meeting, and so far as is known to our Board, no matters are to be brought before the meeting except as specified in the Notice. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Availability of Report on Form 10-K

Our 2023 Form 10-K has been posted, and is available without charge, on our corporate website in the Investor Relations section. For stockholders receiving a Notice of Internet Availability, such notice will contain instructions on how to request a printed copy of our 2023 Form 10-K. For stockholders receiving a printed copy of this proxy statement, a copy of our 2023 Form 10-K has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2023 Form 10-K (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our stock. Requests can be made by writing to Corporate Secretary, c/o Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706.

Incorporation by Reference

No information contained on or available through any website referenced in this proxy statement, our corporate website or any other website that we may maintain shall be deemed included or incorporated by reference into this proxy statement.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this proxy statement and the 2023 Form 10-K, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this proxy statement and the 2023 Form 10-K, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by writing to us at 250 Parkcenter Blvd., Boise, Idaho 83706, Attn: Corporate Secretary or by calling us at (208) 395-6200. If you participate in householding and wish to receive a separate copy of this proxy statement and the 2023 Form 10-K, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this proxy statement or the 2023 Form 10-K or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s stock sharing an address.

Albertsons Companies	83	2024 Proxy Statement

Transfer Agent Information

Equiniti Trust Company, LLC (“EQ”) is the transfer agent for our Common Stock. EQ can be reached at Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660, Attention: Shareholder Services, (800) 937-5449. You should contact EQ if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address.

Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of the federal securities laws. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business, our industry and matters related to the merger between the Company and The Kroger Co. (the “Merger”). They include statements relating to our future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include:

●	uncertainties related to the Merger, including our ability to close the transactions contemplated by the merger agreement with Kroger (the “Merger Agreement”), and the impact of the costs related to the Merger;

●	erosion of consumer confidence as a result of the Merger and the transactions contemplated by the Merger Agreement;

●	changes in macroeconomic conditions and uncertainty regarding the geopolitical environment;

●	rates of food price inflation or deflation, as well as fuel and commodity prices;

●	changes in consumer behavior and spending due to the impact of macroeconomic factors;

●	challenges in attracting, retaining and motivating our employees until the closing of the Merger;

●	failure to achieve productivity initiatives, unexpected changes in our objectives and plans, inability to implement our strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to us, or at all;

●	changes in wage rates, ability to attract and retain qualified associates and negotiate acceptable contracts with labor unions;

●	litigation related to the transactions contemplated by the Merger Agreement;

●	restrictions on our ability to operate as a result of the Merger Agreement;

●	availability and cost of goods used in our food products;

●	challenges with our supply chain;

●	operational and financial effects resulting from cyber incidents at the Company or at a third party, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and

●	continued reduction in governmental assistance programs such as SNAP.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors (as more fully described in our 2023 Form 10-K under Part I – Item 1A. Risk Factors).

Albertsons Companies	84	2024 Proxy Statement

Albertsons Companies

ALBERTSONS COMPANIES

250 Parkcenter Boulevard
Boise, ID 83706
albertsonscompanies.com

SCAN TO
VIEW MATERIALS & VOTE

ALBERTSONS COMPANIES, INC.
250 PARKCENTER BLVD
BOISE, IDAHO 83706

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m. Mountain Daylight Time on August 7, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m. Mountain Daylight Time on August 7, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52713-P06122

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALBERTSONS COMPANIES, INC.

The board of directors recommends a vote "FOR" the election of each of the nominated directors.

1. Election of Directors.

Nominees:	For	Against	Abstain
1a. Sharon Allen	☐	☐	☐
1b. James Donald	☐	☐	☐
1c. Kim Fennebresque	☐	☐	☐
1d. Chan Galbato	☐	☐	☐
1e. Allen Gibson	☐	☐	☐
1f. Lisa Gray	☐	☐	☐
1g. Sarah Mensah	☐	☐	☐
1h. Vivek Sankaran	☐	☐	☐
1i. Alan Schumacher	☐	☐	☐
1j. Brian Kevin Turner	☐	☐	☐
1k. Mary Elizabeth West	☐	☐	☐

The board of directors recommends a vote "FOR" the following proposals:	For	Against	Abstain
2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 22, 2025.	☐	☐	☐
3. Hold the annual, non-binding, advisory vote on our executive compensation program.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V52714-P06122

ALBERTSONS COMPANIES, INC.
Annual Meeting of Stockholders
August 8, 2024 at 3:00 PM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vivek Sankaran, Sharon McCollam and Thomas Moriarty or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of ALBERTSONS COMPANIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, Mountain Daylight Time on August 8, 2024, via live webcast at www.virtualshareholdermeeting.com/ACI2024, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations.

Continued and to be signed on reverse side